                                                                   EXHIBIT 10.42

                                                                  EXECUTION COPY
================================================================================

                                 $1,500,000,000

                                CREDIT AGREEMENT

                            Dated as of May 28, 2004

                                      among

                          WESTERN WIRELESS CORPORATION
                                   as Borrower

                  THE INITIAL LENDERS AND INITIAL ISSUING BANK
                                  NAMED HEREIN
                   as Initial Lenders and Initial Issuing Bank

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Administrative Agent

                               JPMORGAN CHASE BANK
                              as Syndication Agent

                                       and

                          DEUTSCHE BANK SECURITIES INC.
                                       and
                                SOCIETE GENERALE
                           as Co-Documentation Agents

                       -----------------------------------

                          WACHOVIA CAPITAL MARKETS, LLC
                                       and
                           J.P. MORGAN SECURITIES INC.
                             as Joint Lead Arrangers

                                       and

                          as Joint Bookrunning Managers

================================================================================

                                TABLE OF CONTENTS

                                                                                              PAGE
ARTICLE 1. DEFINITIONS .....................................................................    1
   Section 1.1  Defined Terms ..............................................................    1
   Section 1.2  Defined Agreements as Modified .............................................   21
   Section 1.3  Computation of Time Periods; Other Definitional Provisions .................   21
   Section 1.4  Accounting Terms ...........................................................   21
ARTICLE 2. LOANS AND LETTERS OF CREDIT .....................................................   21
   Section 2.1  The Loans and the Letters of Credit ........................................   21
           (a)  The Revolving Loans ........................................................   21
           (b)  The Term A Loans ...........................................................   21
           (c)  The Term B Loans ...........................................................   22
           (d)  The Swing Line Loans .......................................................   22
           (e)  Letters of Credit ..........................................................   22
           (f)  Incremental Facility .......................................................   23
   Section 2.2  Manner of Borrowing and Disbursement .......................................   24
           (a)  Choice of Interest Rate, Etc ...............................................   24
           (b)  Base Rate Advances .........................................................   24
           (c)  Eurodollar Advances ........................................................   24
           (d)  Notification of Lenders ....................................................   25
           (e)  Disbursement ...............................................................   25
           (f)  Participation in Swing Line Loans ..........................................   26
           (g)  Issuance of and Drawings and Reimbursement Under Letters of Credit .........   27
   Section 2.3  Interest ...................................................................   28
           (a)  On Base Rate Advances ......................................................   28
           (b)  On Eurodollar Advances .....................................................   29
           (c)  Interest if No Notice of Selection of Interest Rate Basis ..................   29
           (d)  Interest Upon Default ......................................................   29
           (e)  Eurodollar Advances ........................................................   29
           (f)  Applicable Margin ..........................................................   29
   Section 2.4  Repayment ..................................................................   30
   Section 2.5  Fees .......................................................................   32

           (a)  Fees Payable Under the Fee Letters .........................................   32
           (b)  Commitment Fee .............................................................   33
           (c)  Letter of Credit Fees ......................................................   33
   Section 2.6  Optional Prepayments .......................................................   34
           (a)  Optional Prepayment of Advances ............................................   34
           (b)  Application of Prepayment ..................................................   34
   Section 2.7  Borrower's Optional Cancellation of the Commitments ........................   34
   Section 2.8  Mandatory Prepayments ......................................................   34
   Section 2.9  Evidence of Debt ...........................................................   36
   Section 2.10 Manner of Payment ..........................................................   37
   Section 2.11 Reimbursement ..............................................................   39
   Section 2.12 Pro Rata Treatment .........................................................   39
           (a)  Advances ...................................................................   40
           (b)  Payments ...................................................................   40
   Section 2.13 Capital Adequacy ...........................................................   40
   Section 2.14 Taxes ......................................................................   40
ARTICLE 3. CONDITIONS PRECEDENT ............................................................   42
   Section 3.1  Conditions Precedent to Initial Advance ....................................   42
   Section 3.2  Conditions Precedent to Each Advance .......................................   45
ARTICLE 4. REPRESENTATIONS AND WARRANTIES ..................................................   46
   Section 4.1  Representations and Warranties .............................................   46
           (a)  Organization; Ownership; Power; Qualification ..............................   46
           (b)  Authorization; Enforceability ..............................................   46
           (c)  Subsidiaries; Authorization; Enforceability ................................   47
           (d)  Compliance with Other Loan Documents and Contemplated Transactions .........   47
           (e)  Business ...................................................................   48
           (f)  Licenses, Etc ..............................................................   48
           (g)  Compliance with Law ........................................................   48
           (h)  Title to Assets ............................................................   48
           (i)  Litigation .................................................................   48
           (j)  Taxes ......................................................................   48
           (k)  Financial Statements .......................................................   49
           (l)  No Adverse Change ..........................................................   49

           (m)  ERISA ......................................................................   49
           (n)  Compliance with Regulations T, U, and X ....................................   49
           (o)  Investment Company Act .....................................................   50
           (p)  Governmental Regulation ....................................................   50
           (q)  Absence of Default, Etc ....................................................   50
           (r)  Accuracy and Completeness of Information ...................................   50
           (s)  Agreements with Affiliates and Management Agreements .......................   50
           (t)  Payment of Wages ...........................................................   51
           (u)  Priority ...................................................................   51
           (v)  Indebtedness ...............................................................   51
           (w)  Investments ................................................................   51
           (x)  Real Estate ................................................................   51
           (y)  Intellectual Property ......................................................   51
           (z)  Patriot Act ................................................................   52
           (aa) Solvency ...................................................................   52
           (bb) Subordination ..............................................................   52
   Section 4.2  Survival of Representations and Warranties, Etc ............................   52
ARTICLE 5. GENERAL COVENANTS ...............................................................   52
   Section 5.1  Preservation of Existence and Similar Matters ..............................   52
   Section 5.2  Business; Compliance with Applicable Law and Material Contracts ............   53
   Section 5.3  Maintenance of Properties ..................................................   53
   Section 5.4  Accounting Methods and Financial Records ...................................   53
   Section 5.5  Insurance ..................................................................   53
   Section 5.6  Payment of Taxes and Claims ................................................   54
   Section 5.7  Visits and Inspections .....................................................   54
   Section 5.8  Payment of Indebtedness; Loans .............................................   54
   Section 5.9  Use of Proceeds ............................................................   54
   Section 5.10 Real Estate ................................................................   55
   Section 5.11 Indemnity ..................................................................   55
   Section 5.12 Interest Rate Hedging ......................................................   56
   Section 5.13 Covenants Regarding Formation of Subsidiaries and the
                Making of Acquisitions......................................................   56
   Section 5.14 Designation of Unrestricted Subsidiaries as Restricted Subsidiaries ........   57

   Section 5.15 Payment of Wages ...........................................................   57
   Section 5.16 CoBank Patronage Capital ...................................................   57
   Section 5.17 Separateness from Unrestricted Subsidiaries ................................   58
   Section 5.18 Further Assurances .........................................................   58
ARTICLE 6. INFORMATION COVENANTS ...........................................................   58
   Section 6.1  Quarterly Financial Statements and Information .............................   58
   Section 6.2  Annual Financial Statements and Information ................................   59
   Section 6.3  Performance Certificates ...................................................   59
   Section 6.4  Copies of Other Reports ....................................................   59
   Section 6.5  Notice of Litigation and Other Matters .....................................   60
ARTICLE 7. NEGATIVE COVENANTS ..............................................................   60
   Section 7.1  Indebtedness of the Borrower and its Restricted Subsidiaries ...............   61
   Section 7.2  Limitation on Liens ........................................................   61
   Section 7.3  Amendment and Waiver .......................................................   62
   Section 7.4  Liquidation, Merger, Disposition of Assets .................................   62
           (a)  Disposition of Assets ......................................................   62
           (b)  Liquidation or Merger ......................................................   62
           (c)  Wireless International .....................................................   62
   Section 7.5  Limitation on Guaranties ...................................................   62
   Section 7.6  Investments and Acquisitions ...............................................   63
           (a)  Cash Equivalents ...........................................................   63
           (b)  Acquisitions ...............................................................   63
           (c)  Investments ................................................................   63
           (d)  Conditions to Acquisitions and Investments .................................   64
           (e)  Employee Loans .............................................................   65
           (f)  Seller Paper ...............................................................   65
   Section 7.7  Restricted Payments and Purchases ..........................................   65
   Section 7.8  Financial Covenants ........................................................   65
           (a)  Ratio of Operating Cash Flow to Cash Interest Expense ......................   66
           (b)  Fixed Charge Coverage Ratio ................................................   66
           (c)  Leverage Ratio .............................................................   66
           (d)  Senior Secured Debt Leverage Ratio .........................................   66
   Section 7.9  Affiliate Transactions .....................................................   67

   Section 7.10 Real Estate.................................................................   67
   Section 7.11 ERISA Liabilities ..........................................................   67
   Section 7.12 Re-Designation of a Restricted Subsidiary ..................................   67
   Section 7.13 Limitation on Preferred Stock of Restricted Subsidiaries ...................   67
   Section 7.14 Negative Pledge ............................................................   67
   Section 7.15 Payment Restrictions Affecting Subsidiaries ................................   68
   Section 7.16 Speculative Transactions ...................................................   68
ARTICLE 8. DEFAULT .........................................................................   68
   Section 8.1  Events of Default ..........................................................   68
   Section 8.2  Remedies ...................................................................   70
   Section 8.3  Payments Subsequent to Declaration of Event of Default .....................   71
   Section 8.4  Actions in Respect of the Letters of Credit upon Default ...................   71
ARTICLE 9. THE AGENTS ......................................................................   72
   Section 9.1  Appointment and Authorization ..............................................   72
   Section 9.2  Interest Holders ...........................................................   72
   Section 9.3  Consultation with Counsel ..................................................   72
   Section 9.4  Documents ..................................................................   72
   Section 9.5  Wachovia and Affiliates ....................................................   72
   Section 9.6  Responsibility of the Administrative Agent .................................   73
   Section 9.7  Collateral and Guaranty Matters ............................................   73
   Section 9.8  Action by the Administrative Agent .........................................   73
   Section 9.9  Notice of Default or Event of Default ......................................   74
   Section 9.10 Responsibility Disclaimed ..................................................   74
   Section 9.11 Indemnification ............................................................   75
   Section 9.12 Credit Decision ............................................................   75
   Section 9.13 Successor Administrative Agent .............................................   76
           (a)  Resignation ................................................................   76
           (b)  General ....................................................................   76
   Section 9.14 Delegation of Duties .......................................................   76
   Section 9.15 Additional Agents ..........................................................   76
   Section 9.16 Administrative Agent May File Proofs of Claim ..............................   77
ARTICLE 10. CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE ADVANCES ..........................   77
   Section 10.1 Eurodollar Basis Determination Inadequate or Unfair ........................   77

   Section 10.2  Illegality .................................................................   77
   Section 10.3  Increased Costs ............................................................   78
   Section 10.4  Effect On Other Advances ...................................................   79
ARTICLE 11. MISCELLANEOUS ..................................................................    79
   Section 11.1  Notices ....................................................................   79
   Section 11.2  Costs and Expenses .........................................................   81
   Section 11.3  Waivers ....................................................................   82
   Section 11.4  Set-Off ....................................................................   82
   Section 11.5  Binding Effect and Assignment ..............................................   82
   Section 11.6  Accounting Principles ......................................................   85
   Section 11.7  Counterparts ...............................................................   85
   Section 11.8  Governing Law and Jurisdiction .............................................   85
   Section 11.9  Severability ...............................................................   85
   Section 11.10 Interest ...................................................................   86
   Section 11.11 Table of Contents and Headings .............................................   86
   Section 11.12 Amendment and Waiver .......................................................   86
   Section 11.13 Entire Agreement ...........................................................   87
   Section 11.14 Other Relationships ........................................................   87
   Section 11.15 Directly or Indirectly .....................................................   87
   Section 11.16 Reliance on and Survival of Various Provisions .............................   87
   Section 11.17 Senior Debt ................................................................   87
   Section 11.18 Obligations Several ........................................................   87
   Section 11.19 Confidentiality ............................................................   87
   Section 11.20 No Liability of the Issuing Bank ...........................................   88
   Section 11.21 Patriot Act Notice .........................................................   88
ARTICLE 12. WAIVER OF JURY TRIAL ............................................................    1
   Section 12.1  Waiver of Jury Trial .......................................................    1

                                    EXHIBITS

Exhibit A   -  Form of Borrower's Pledge Agreement
Exhibit B   -  Form of Certificate of Financial Condition
Exhibit C   -  Form of Performance Certificate
Exhibit D   -  Form of Request for Advance
Exhibit E   -  Form of Revolving Note

Exhibit F   -  Form of Security Agreement
Exhibit G   -  Form of Subordination Agreement
Exhibit H   -  Form of Subsidiary Guaranty
Exhibit I   -  Form of Subsidiary Pledge Agreement
Exhibit J   -  Form of Subsidiary Security Agreement
Exhibit K-1 -  Form of Term A Note
Exhibit K-2 -  Form of Term B Note
Exhibit L   -  Form of Borrower's Loan Certificate
Exhibit M   -  Form of Subsidiary Loan Certificate (Corporation)
Exhibit N   -  Form of Subsidiary Loan Certificate (Partnership)
Exhibit O   -  Form of Subsidiary Loan Certificate (Limited Liability Borrower)
Exhibit P   -  Form of Assignment and Acceptance

                                    SCHEDULES

Schedule 1    -   Subsidiaries (including designation of Subsidiaries as
                  Restricted Subsidiaries and Unrestricted Subsidiaries) and
                  Investments of the Borrower
Schedule 2    -   Licenses and IOAs
Schedule 3    -   Liens of Record as of the Agreement Date
Schedule 4-A  -   Revolving Commitments of the Revolving Lenders, and such
                  Lenders' Addresses for Notice
Schedule 4-B  -   Term A Commitments of the Term A Lenders and such Lenders'
                  Addresses for Notice
Schedule 4-C  -   Term B Commitments of the Term B Lenders and such Lenders'
                  Addresses for Notice
Schedule 5    -   Certain Shareholders of the Borrower as of the Agreement Date
Schedule 6    -   Compliance with Other Loan Documents and Contemplated
                  Transactions
Schedule 7    -   Issues Pertaining to Necessary Authorizations and Licenses
Schedule 8    -   Litigation
Schedule 9    -   Liabilities and Losses
Schedule 10   -   Agreements with Affiliates, etc.
Schedule 11   -   Real Estate
Schedule 12   -   Guaranties of Obligations of Unrestricted Subsidiaries in
                  effect on the Agreement Date

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT dated as of May 28, 2004 among WESTERN WIRELESS CORPORATION, a Washington corporation (the "Borrower"), the banks, financial institutions and other lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as the Initial Issuing Bank (the "Initial Issuing Bank" and, together with the Initial Lenders, the "Initial Lender Parties") and as administrative agent (together with any successor administrative agent appointed pursuant to Article 9, in such capacity, the "Administrative Agent") for the Lender Parties (as hereinafter defined), JPMORGAN CHASE BANK, as syndication agent (in such capacity, the "Syndication Agent"), and DEUTSCHE BANK SECURITIES INC. and SOCIETE GENERALE, as co-documentation agents (in such capacity, collectively, the "Co-Documentation Agents").

      The parties hereto hereby agree as follows as of the date first above written:

                                   ARTICLE 1.
                                  Definitions

      Section 1.1 Defined Terms. For the purposes hereof, the following terms shall have the following meanings:

      "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method)
(a) any acquisition by the Borrower or any of its Subsidiaries of all or substantially all of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP, or (b) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial amount of the assets of any other Person. For purposes of the preceding sentence, an amount of assets shall be deemed to be "substantial" if such assets have a fair market value in excess of $1,000,000; provided, however, that the purchase of equipment and other goods and services in the ordinary course of business shall not be deemed to be "Acquisitions."

      "Administrative Agent" shall have the meaning specified in the recital of parties to this Agreement.

      "Administrative Agent's Account" shall mean the account of the Administrative Agent maintained by the Administrative Agent at its office at 201 South College Street, Charlotte, North Carolina 28288, Account No. 5000000051902, Attention: Agency Services, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

      "Advance" shall mean the aggregate amount advanced by the Lenders to the Borrower under any Type of Commitment pursuant to Article 2 hereof on the occasion of any borrowing.

      "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person, or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless otherwise specified, "Affiliate" shall mean an Affiliate of the Borrower, and shall include the Unrestricted Subsidiaries.

      "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

      "Agreement" shall mean this Credit Agreement.

      "Agreement Date" shall mean the date as of which this Agreement is dated.

      "Annualized Operating Cash Flow" shall mean, as of any calculation date, the product of Operating Cash Flow for the most recently-completed fiscal two-quarter period, multiplied by two (2).

      "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder as determined in accordance with Section 2.3(f) hereof.

      "Approved Fund" shall mean, with respect to any Lender Party, any fund that invests in commercial loans and is managed or advised by such Lender Party or an Affiliate of such Lender Party, or by the same investment advisor as such Lender Party or by an Affiliate of such investment advisor.

      "Assignment and Acceptance" shall mean an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit P.

      "Authorized Signatory" shall mean such senior officers of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

      "Available Amount" of any Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

      "Base Rate" shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest established by Wachovia in Charlotte, North Carolina, from time to time, as its prime rate for dollars loaned in the United States of America; and

            (b) 1/2 of 1% per annum above the Federal Funds Rate.

      The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to customers in connection with extensions of credit or to other banks.

      "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, and which bears interest at the Base Rate Basis, in accordance with the provisions of Section 2.2 hereof, and which, except in the case of an Advance the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Loans or Swing Line Loans, shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

      "Base Rate Basis" shall mean a simple interest rate equal to the sum of
(a) the Base Rate and (b) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change and shall also be changed to reflect adjustments in the Applicable Margin.

      "Borrower" shall have the meaning specified in the recital of parties to this Agreement.

      "Borrower's Pledge Agreement" shall mean that certain Borrower's Pledge Agreement of even date herewith between the Borrower and the Administrative Agent, substantially in the form of Exhibit A attached hereto.

      "BTA" shall mean the unit of division (of which there are 493) for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the Licenses for PCS Systems for Basic Trading Areas, as defined by the FCC.

      "Business Day" shall mean a day of the year on which banks are not required or authorized by law to close in New York, New York or Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on in the London interbank market.

      "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP.

      "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Cash Equivalents" shall mean the Investments described in Section 7.6(a).

      "Cash Interest Expense" shall mean, for any period, for the Borrower and its Restricted Subsidiaries, on a consolidated basis, cash interest paid or accrued in respect of Total Debt (including, without duplication, any net obligations owing under Hedge Agreements), together with amortization of fees associated with any thereof (other than fees payable prior to the Agreement
Date), all as determined in accordance with GAAP and shall also include the interest component of payments for such period in respect of Capitalized Lease Obligations; provided, however, that each scheduled semi-annual interest payment on Permitted Debt shall be treated as two (2) equal quarterly payments (the first of which shall be deemed to have been paid on the date that is three (3) months prior to the semi-annual interest payment date on such Permitted Debt).

      "Cellular System" shall mean a cellular mobile radio telephone system constructed and operated in an MSA or an RSA (or any successor territorial designation) pursuant to a License therefor issued by the FCC.

      "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit B attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

      "Change of Control" shall mean (a) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of the Borrower, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Borrower's Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that the Person or group of Persons that, as of the date of this Agreement, are not shareholders of the Borrower listed on Schedule 5 hereto (or any Person or group of Persons that, as of the Agreement Date, are Affiliates of such shareholders) own more than 40% of the aggregate number of votes of all classes of capital stock of the Borrower which ordinarily have voting power for the election of directors, managers or trustees of the transferee entity immediately after such transaction, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the shareholders of the Borrower listed on Schedule 5 hereto as of the Agreement Date (or any Person or group of Persons that, as of the Agreement Date, are Affiliates of such shareholders), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the aggregate number of votes of all classes of capital stock of the Borrower which ordinarily have voting power for the election of directors of the Borrower, (c) during any period of twenty-four
(24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Borrower, together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Borrower then in office or (d) the occurrence of any "Change in Control" or "Change of Control" or similar occurrence under any Subordinated Debt or any other Senior Debt.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean any property of any kind provided as collateral for the Obligations under any of the Security Documents.

      "Commitment" shall mean the Term A Commitment, the Term B Commitment, the Revolving Commitment, the Swing Line Commitment, the Letter of Credit Commitment or any other commitment issued after the Agreement Date pursuant to Section 2.1(f) hereof.

      "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

      "Co-Documentation Agents" shall have the meaning specified in the recital of parties to this Agreement.

      "Conduit Lender" shall have the meaning specified in Section 11.5(h).

      "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated April 2004 used by the Administrative Agent and the Syndication Agent, based upon information supplied by the Borrower, in connection with the syndication of the Commitments.

      "Convertible Subordinated Indenture" shall mean the Indenture dated July 16, 2003 between the Borrower and The Bank of New York, relating to the 4.625% Convertible Subordinated Notes due 2023.

      "Convertible Subordinated Notes" shall mean the 4.625% Convertible Subordinated Notes due 2023 issued by the Borrower in the original aggregate principal amount of $115,000,000 pursuant to the Convertible Subordinated Indenture.

      "Debt Service" shall mean, for any period, the amount of Cash Interest Expense, together with scheduled principal repayments (excluding any repayments made or required to be made in accordance with Section 2.8 hereof) in respect of Indebtedness for Money Borrowed, of the Borrower and its Restricted Subsidiaries on a consolidated basis. For purposes of this definition, `principal' shall include the principal component of payments for such period in respect of Capitalized Lease Obligations.

      "Default" shall mean any Event of Default, and any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

      "Default Rate" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis plus two percent (2%). With respect to amounts (other than principal) bearing interest at the Default Rate, for purposes of the foregoing sentence, the words "otherwise applicable Interest Rate Basis," shall be deemed to mean the Base Rate Basis.

      "Defaulting Lender" shall have the meaning specified in Section
2.2(e)(iv).

      "Distribution Agreement" shall mean that certain Agreement and Plan of Distribution dated as of May 3, 1999 between the Borrower and VoiceStream Wireless Corporation.

      "Dollars" or "$" shall mean the basic unit of the lawful currency of the United States of America.

      "Environmental Laws" shall mean, with respect to any Person, all applicable federal, state and local laws, statutes, rules, regulations and ordinances, codes, common law, consent agreements to which such Person is a party or by which it is bound, orders, decrees, judgments and injunctions issued, promulgated, approved or entered thereunder affecting such Person or its property and relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to, on, or in air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Sections 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

      "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, and which bears interest at the Eurodollar Basis, in accordance with the provisions of Section 2.2 hereof, and which, except in the case of an Advance the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Loans or Swing Line Loans, shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

      "Eurodollar Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one
(1), two (2), three (3), six (6), and, subject to availability to all Lenders, nine (9) and twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin pursuant to
Section 2.3(f) hereof.

      "Eurodollar Rate" shall mean, for any Interest Period, an interest rate per annum equal to (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) or as soon thereafter as possible, two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) or as soon thereafter as possible, two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates), or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount requested to be outstanding.

      "Eurodollar Reserve Percentage" for any Interest Period, shall mean the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Advances is determined) having a term equal to such Interest Period.

      "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or both has been satisfied.

      "Excess Cash Flow" shall mean, for any fiscal year, based on the audited financial statements for such fiscal year required to be provided under Section
6.2 hereof, the remainder, if any, without duplication, of (a) the Operating Cash Flow for such fiscal year minus (b) the sum of the following: (i) Capital Expenditures by the Borrower and its Restricted Subsidiaries during such fiscal year; (ii) cash taxes paid by the Borrower and its Restricted Subsidiaries during such fiscal year; and (iii) Pro Forma Debt Service for such fiscal year.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto.

      "Existing Loan Agreement" shall mean that certain Loan Agreement dated as of April 25, 2000, among the Borrower, the lenders party thereto and Toronto Dominion (Texas), Inc., as administrative agent, as amended.

      "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

      "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent or its Affiliate from three (3) federal funds brokers of recognized standing selected by the Administrative Agent or its Affiliate.

      "Fee Letters" shall mean, collectively, those certain agreements dated as of the Agreement Date setting forth the applicable fees to be paid by the Borrower to certain of the Agents in connection with the Loans and the Commitments created hereunder.

      "Fixed Charge Coverage Ratio" shall mean on any calculation date, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the ratio of
(a) the sum (without double-counting) of (i) Operating Cash Flow for the most recently-completed four fiscal quarter period, plus (ii) cash on hand at the beginning of such fiscal period, to (b) Fixed Charges.

      "Fixed Charges" shall mean on any calculation date, for the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal four-quarter period, the sum of (a) Debt Service, plus (b) Capital Expenditures paid in cash, plus (c) cash income taxes paid, plus (d) Restricted Payments made as permitted under Section 7.7 hereof.

      "GAAP" shall have the meaning specified in Section 1.4.

      "Granting Lender" shall have the meaning specified in Section 11.5(h).

      "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit.

      "Hedge Agreements" shall mean interest rate, commodity or currency swap, cap or collar agreements, future or option contracts and other hedging agreements (including, without limitation, all "swap agreements" as defined in 11 U.S.C. Section 101).

      "Hedge Bank" shall mean any Lender Party or Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

      "Incremental Facility" shall have the meaning assigned thereto in Section 2.1(f).

      "Incremental Facility Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Incremental Facilities.

      "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, secured non-recourse obligations of such Person and any net obligations of such Person owing under Hedge Agreements, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the lower of (i) the face amount of such obligations or (ii) the higher of the fair market value or the book value of the property or asset subject to such Lien if the obligation secured thereby shall not have been assumed, (c) all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, whether drawn or undrawn and (e) all obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business).

      "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

      "Indemnified Costs" shall have the meaning ascribed to it in Section 9.11 hereof.

      "Indemnitee" shall have the meaning ascribed to it in Section 5.11 hereof.

      "Initial Issuing Bank", "Initial Lender Parties" and "Initial Lenders" each shall have the meaning specified in the recital of parties to this Agreement.

      "Initial Maturity Date" shall mean the earliest of (a) May 28, 2010, (b) the date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise) and (c) solely with respect to the Revolving Commitments, the Revolving Loans, the Swing Line Commitment, the Swing Line Loans, the Letters of Credit, the Letter of Credit Commitment and the Letter of Credit Loans, the date of termination in whole or reduction to zero of the Revolving Commitments pursuant to Section 2.7 or 2.8.

      "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made or deemed continued and ending on the last Business Day of the calendar quarter in which such Advance is made or deemed continued, provided, however, that if a Base Rate Advance is made or deemed continued on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Initial Maturity Date with respect to Interest Periods applicable to Revolving Loans and Term A Loans, the Maturity Date with respect to Interest Periods applicable to the Term B Loans or such earlier date as would interfere with the Borrower's repayment obligations hereunder. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

      "Interest Rate Basis" shall mean the Base Rate Basis or the Eurodollar Basis, as appropriate.

      "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Indebtedness, capital stock, limited partnership interest, general partnership interest, or other securities or other equity or ownership interest of any such other Person, other than an Acquisition. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

      "IOA" shall mean any Interim Operations Authorization issued to the Borrower or any of its Subsidiaries by the FCC, as listed on Schedule 2 hereto.

      "Issuing Bank" shall mean the Initial Issuing Bank and any assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
Section 11.5 so long as each such assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Issuing Bank or assignee, as the case may be, shall have a Letter of Credit Commitment.

      "L/C Collateral Account" shall mean an interest bearing cash collateral account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent.

      "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

      "L/C Related Documents" shall have the meaning specified in Section 2.4(e)(ii).

      "Lender Party" shall mean any Lender or the Issuing Bank.

      "Lenders" shall mean the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.5 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

      "Letter of Credit" shall have the meaning specified in Section 2.1(e).

      "Letter of Credit Agreement" shall have the meaning specified in Section 2.2(g)(i).

      "Letter of Credit Commitment" shall mean, with respect to the Issuing Bank, an initial amount equal to $25,000,000 or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.5(c) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

      "Letter of Credit Loan" shall mean a funding made by the Issuing Bank or any Revolving Lender pursuant to Section 2.2(g)(ii).

      "Leverage Ratio" shall mean, as of any calculation date, the ratio of Total Debt to Annualized Operating Cash Flow on such date.

      "Licenses" shall mean any mobile telephone, cellular telephone, microwave, paging, personal communications service, or other license, authorization, certificate of compliance, franchise, approval or permit, other than any IOA for the construction or the operation of any Cellular System granted or issued by the FCC and held by the Borrower or any of its Restricted Subsidiaries, or by any Person in which the Borrower or any of its Restricted Subsidiaries has an Investment, all of which are listed (together with IOAs so designated) as of the Agreement Date on Schedule 2 hereto.

      "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

      "Loan Documents" shall mean this Agreement, any Notes, the Security Documents, each Letter of Credit Agreement, any Subordination Agreement, all legal opinions issued by counsel to the Borrower or any of its Subsidiaries, any reliance letters issued with respect to legal opinions, the Fee Letters, all Requests for Advance, and all other material documents and agreements executed or delivered in connection with or contemplated by this Agreement.

      "Loan Parties" shall mean, collectively, the Borrower and each Subsidiary Guarantor.

      "Loans" shall mean, collectively, the Revolving Loans, the Swing Line Loans, the Letter of Credit Loans and the Term Loans and, if any Incremental Facility is effected, the Incremental Facility Loans made under such Incremental Facility.

      "Majority Lenders" shall mean, at any time, Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and
(c) the aggregate Unused Revolving Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Lenders at such time (i) the aggregate principal amount of the Loans owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and
(iii) the Unused Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) Swing Line Loans, (y) Letter of Credit Loans owing to the Issuing Bank and (z) the Available Amount of each Letter of Credit shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

      "Majority Revolving Lenders" shall mean, at any time, Revolving Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the

Revolving Loans outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Commitments at such time; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Revolving Lenders at such time (i) the aggregate principal amount of the Revolving Loans owing to such Lender (in its capacity as a Revolving Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) Swing Line Loans, (y) Letter of Credit Loans owing to the Issuing Bank and (z) the Available Amount of each Letter of Credit shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

      "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, liabilities, condition (financial or otherwise), operations, prospects or properties of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement, any Notes, and the other Loan Documents or upon the ability of the Borrower and its Restricted Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral, taken as a whole or upon the rights, benefits or interests of the Lender Parties in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral taken as a whole; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

      "Maturity Date" shall mean the earlier of (a) May 31, 2011, or (b) such earlier date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise).

      "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

      "Mortgage" shall have the meaning specified in Section 5.10(a).

      "MSA" shall mean any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

      "MTA" shall mean any of the 51 "major trading areas" into which the United States of America is organized, as set forth in the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123d Edition, at pages 38-39.

      "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower or any of its Restricted Subsidiaries to own, construct, maintain and operate Telecommunications Assets and Telecommunications Businesses and to make and hold Investments in other Persons who own, construct, maintain, and operate Telecommunications Assets and Telecommunications Businesses.

      "Net Income" shall mean, for the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

      "Net Proceeds" shall mean, with respect to (a) any sale, lease, transfer, swap or other disposition of assets or securities by the Borrower or any of its Restricted Subsidiaries or (b) the incurrence or issuance of any Indebtedness for Money Borrowed, the aggregate amount of cash received for such transaction (including, without limitation, any payments received for non-competition covenants, consulting or management fees, and any portion of the amount received evidenced by a buyer promissory note or other evidence of Indebtedness), net of (i) amounts reserved, if any, for taxes payable with respect to any such transaction (after application of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Restricted Subsidiaries (other than to an Affiliate if not on an arms length basis) in connection with such transaction, and (iii) until actually received by the Borrower or any of its Restricted Subsidiaries, any portion of the amount received held in escrow or evidenced by a buyer promissory note, or a non-compete agreement or covenant, management agreement or consulting agreement, for which compensation is paid over time; provided that upon receipt by the Borrower or any of its Restricted Subsidiaries of amounts referred to in item
(iii) or to the extent the amounts referred to in item (i) exceed the amounts actually so required, such amounts shall then be deemed to be "Net Proceeds."

      "Net Proceeds Trust" shall have the meaning ascribed to such term in
Section 2.8(a) hereof.

      "Notes" shall mean, collectively, the Revolving Notes and the Term Notes.

      "Notice of Issuance" shall have the meaning specified in Section
2.2(g)(i).

      "Notice of Renewal" shall have the meaning specified in Section 2.1(e).

      "Notice of Termination" shall have the meaning specified in Section
2.1(e).

      "Obligations" shall mean (a) all payment and performance obligations of every kind, nature and description of the Borrower, its Restricted Subsidiaries, and any other obligors to the Lender Parties, Affiliates of the Lender Parties under or in connection with Secured Hedge Agreements, the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any Letter of Credit commissions, interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, any such Restricted Subsidiary, or any such other obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and
(b) the obligation to pay an amount equal to the amount of any and all damages which the Lender Parties, the Administrative Agent, or any of them, may suffer by reason of a breach by the Borrower, any of its Restricted Subsidiaries, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

      "Operating Cash Flow" shall mean, for any period of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, Net Income for such period (after eliminating any non-cash income or non-cash gains and any extraordinary gains and losses, including gains and losses from the sale of assets, and minority interests, and equity in earnings (losses) of non-consolidated entities), plus, to the extent deducted or accrued in determining Net Income, the sum of each of the following for such period: (a) depreciation, amortization, and other non-cash charges, (b) income tax expense, and (c) interest expense. For purposes of the covenants set forth in Section 7.8 hereof, if either the Borrower or any Restricted Subsidiary makes any Acquisition during a period in which Operating Cash Flow is to be determined hereunder, such Operating Cash Flow will be determined on a pro forma basis as if such Acquisition were consummated on the first day of the relevant period.

      "Other Taxes" shall have the meaning specified in Section 2.14(b).

      "Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

      "Payment Date" shall mean, with respect to any Advance, the last day of any Interest Period and the date of payment in full of such Advance.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "PCS System" shall mean a mobile communications system constructed and operated in a BTA or an MTA (or any successor territorial designations) pursuant to a License therefor issued by the FCC.

      "Performance Certificate" shall mean a certificate of an executive officer of the Borrower as to its financial performance, in substantially the form attached hereto as Exhibit C.

      "Permitted Asset Sale" shall mean the sale by the Borrower or any of its Restricted Subsidiaries of all or any substantial part of its or their assets as and to the extent permitted under Section 7.4(a) hereof.

      "Permitted Debt" shall mean Indebtedness for Money Borrowed permitted to be incurred and to remain outstanding by the Borrower and its Restricted Subsidiaries, pursuant to Section 7.1 hereof.

      "Permitted Investments" shall mean Investments described in and permitted to be made under Section 7.6 hereof.

      "Permitted Liens" shall mean, as applied to any Person:

            (a) Any Lien in favor of the Administrative Agent (for itself and for the ratable benefit of the Secured Parties) given to secure the Obligations;

            (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

            (c) Liens of landlords, carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

            (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

            (e) Restrictions on the transfer of assets imposed by any of the Licenses as now in effect or by the Communications Act, any state laws, and any regulations thereunder;

            (f) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

            (g) Purchase money security interests, which are perfected automatically by operation of law, only for the period (not to exceed twenty (20) days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased;

            (h) Cash collateralization of the mark-to-market value of the Obligations under Secured Hedge Agreements that are permitted under
      Section 7.1(g) in an aggregate amount not to exceed $30,000,000;

            (i) Any Liens of record as of the Agreement Date and Liens of record which secure Indebtedness permitted under Section 7.1(d) hereof. Permitted Liens described in this subsection (i) are listed as of the Agreement Date on Schedule 3 attached hereto;

            (j) Liens securing Indebtedness incurred in connection with industrial revenue bond, industrial development bond and similar financing of the Borrower's Call Center in Manhattan, Kansas in an aggregate principal amount not to exceed $6,000,000; and

            (k) Liens in favor of CoBank as set forth in Section 5.16.

      "Permitted Tower Transactions" shall mean one or more sale and leaseback transactions, or any other transactions resulting in a material transfer of economic interests, that involve solely transmission towers and related assets used in the business of the Borrower or its Restricted Subsidiaries, provided that (a) the cumulative aggregate value of all consideration for all such transactions effected after the Agreement Date shall not exceed $200,000,000, and (b) the terms and conditions of any such transaction shall be subject to the prior approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed.

      "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

      "Plan" shall mean, with respect to any Person, an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of such Person.

      "Pro Forma Debt Service" shall mean projected Debt Service for the Borrower and its Restricted Subsidiaries on a consolidated basis with respect to the next succeeding fiscal four-quarter period following the calculation date, and after giving effect to any Hedge Agreements and all Eurodollar Advances. For purposes of this definition, (a) it shall be assumed that the Indebtedness for Money Borrowed with respect to which Debt Service is being calculated shall remain at the level outstanding on the calculation date for the entire succeeding four fiscal-quarter period except to the extent of principal repayments required during such period, and (b) where interest payments on Indebtedness for Money Borrowed for the fiscal four-quarter period immediately succeeding the calculation date are not fixed by way of Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrower for periods for which interest payments are not so fixed at the lower of (i) the Base Rate Basis on the calculation date, or (ii) the Eurodollar Basis which would be in effect on the calculation date for a Eurodollar Advance having a six-month Interest Period.

      "Pro Rata Share" of any amount shall mean, with respect to any Revolving Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's

Revolving Commitment at such time (or, if the Revolving Commitments shall have been terminated or reduced to zero pursuant to Section 2.7, 2.8 or 8.2, such Lender's Revolving Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate Revolving Commitments at such time (or, if the Revolving Commitments shall have been terminated or reduced to zero pursuant to Section 2.7, 2.8 or 8.2, the aggregate Revolving Commitments as in effect immediately prior to such termination).

      "Reduction" shall have the meaning set forth in Section 7.6(c) hereof.

      "Refinancing" shall mean the refinancing of the Indebtedness under the Existing Loan Agreement, including the payment of all principal, interest and fees due and owing thereunder.

      "Register" shall have the meaning set forth in Section 11.5(c) hereof.

      "Remaining Dollar-Years" shall mean, with respect to any Indebtedness for Money Borrowed at any date, the sum of the products obtained by multiplying (a) the amount of each remaining scheduled payment of principal (or in the case of a revolving credit facility, each scheduled reduction in the revolving credit commitment) by (b) the number of years (calculated to the nearest twelfth) which will elapse between such date and the making of the payment (or in the case of a revolving credit facility, such scheduled reduction in the revolving credit commitment).

      "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

      "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory requesting an Advance hereunder, which shall be in substantially the form of Exhibit D attached hereto and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the Type of Advance, the Type of Loans consisting of such Advance, and, with respect to a Eurodollar Advance, the Interest Period selected by the Borrower, (b) state that no Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, and (c) as to an Advance made under the Swing Line Commitment, the maturity date of such Advance (which maturity date shall be no later than the fifth Business Day after the requested date of such Advance).

      "Restricted Payment" shall mean (a) any direct or indirect cash distribution, cash dividend or other cash payment by the Borrower or any of its Restricted Subsidiaries to any Person (other than to the Borrower or any other Restricted Subsidiary of the Borrower) on account of any general or limited partnership interest in, or ownership of any shares of capital stock or other securities of, the Borrower or any of its Restricted Subsidiaries; (b) any payment in respect of the Subordinated Debt (other than any prepayment in cash of the Convertible Subordinated Notes as a result of a "Redemption at Our Option" under the Convertible Subordinated Indenture in an aggregate amount not to exceed $10,000,000 (it being understood that any amount of any such prepayment in excess of $10,000,000 shall constitute a Restricted Payment and be subject to the provisions of Section 7.7)) of the Borrower or any Restricted Subsidiary or any prepayment in respect of the Senior Unsecured Debt; or (c) any payment by the Borrower or any of its Restricted Subsidiaries to a Person other than the Borrower or any of its Restricted Subsidiaries under any management or consulting agreement or other similar agreement or arrangement not entered into in the ordinary course of business.

      "Restricted Purchase" shall mean any payment by the Borrower or any of its Restricted Subsidiaries on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of the Borrower's Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock or partnership interests of the Borrower or any of the Borrower's Restricted Subsidiaries.

      "Restricted Subsidiaries" shall mean the Subsidiaries of the Borrower whose assets and capital stock are pledged as security for the Obligations which are designated as of the Agreement Date as Restricted Subsidiaries on Schedule 1 attached hereto, each of which shall be a signatory to the Subsidiary Guaranty and the Subsidiary Security Agreement. "Restricted Subsidiaries" shall also include Subsidiaries of the Borrower newly formed or acquired and designated by the Borrower as Restricted Subsidiaries after the Agreement Date, pursuant to the provisions of Section 5.13(a) or 5.14(a) hereof.

      "Revolving Commitment" shall mean, with respect to any Revolving Lender at any time, the amount set forth opposite such Lender's name on Schedule 4-A hereto under the caption "Revolving Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.5(c) as such Lender's "Revolving Commitment", as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

      "Revolving Lender" shall mean a Lender that has a Revolving Commitment.

      "Revolving Loans" shall mean, collectively, the amount advanced by the Revolving Lenders to the Borrower under the Revolving Commitment, not to exceed the aggregate amount of the Revolving Commitments.

      "Revolving Notes" shall mean those certain revolving promissory notes in the aggregate original principal amount of $300,000,000, one issued by the Borrower to each of the Lenders issuing a Revolving Commitment that requests a promissory note, in accordance with each such Lender's Revolving Commitment, each one substantially in the form of Exhibit E attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Secured Hedge Agreement" shall mean any Hedge Agreement permitted by
Section 7.1(g) that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Security Documents.

      "Secured Parties" shall mean the Agents, the Lender Parties and the Hedge Banks.

      "Security Agreement" shall mean that certain Security Agreement of even date herewith between the Borrower and the Administrative Agent, substantially in the form of Exhibit F attached hereto.

      "Security Documents" shall mean the Borrower's Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Security Agreement, the Subsidiary Security Agreement, the Mortgages, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, with Collateral for the Obligations.

      "Security Interest" shall mean all Liens in favor of the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, created hereunder or under any of the Security Documents to secure the Obligations.

      "Senior Debt" shall mean for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of their Indebtedness for Money Borrowed, other than Subordinated Debt.

      "Senior Secured Debt" shall mean Senior Debt that is secured, including, without limitation, Capitalized Lease Obligations of the Borrower and Indebtedness for Money Borrowed of the Borrower evidenced by this Agreement or any of the other Loan Documents.

      "Senior Secured Debt Leverage Ratio" shall mean, as of any calculation date, the ratio of (a) Senior Secured Debt to (b) Annualized Operating Cash Flow, in each case as of such date.

      "Senior Unsecured Debt" shall mean (a) $600,000,000 of Senior Unsecured Debt outstanding as of the Agreement Date consisting of the Senior Unsecured Notes and (b) other senior Indebtedness for Money Borrowed of the Borrower, unsecured with respect to the Borrower and its Restricted Subsidiaries, subject to the following: (i) no Default shall occur before and immediately after giving effect to the incurrence thereof and the Borrower shall, in a certificate provided on the date of incurrence of such senior Indebtedness for Money Borrowed, demonstrate its current and projected pro forma compliance (giving effect to the incurrence of such senior Indebtedness for Money Borrowed) with
Section 7.8; (ii) there shall be no repayment of the principal amount of such senior Indebtedness for Money Borrowed including any sinking fund payments or other principal payments until at least one year and one day after the Maturity Date; (iii) the final maturity of such senior Indebtedness for Money Borrowed must be at least one year and one day after the Maturity Date; and (iv) such senior Indebtedness for Money Borrowed shall contain no covenants or provisions more restrictive, taken as a whole, on the Borrower and its Subsidiaries than the more restrictive of those contained herein or in the indentures for the Senior Unsecured Notes.

      "Senior Unsecured Indenture" shall mean that Indenture dated June 11, 2003 between the Borrower and The Bank of New York, relating to the 9.250% Senior Notes due 2013.

      "Senior Unsecured Notes" shall mean the 9.250% Senior Notes issued by the Borrower in the original aggregate principal amount of $600,000,000 pursuant to the Senior Unsecured Indenture.

      "Subordinated Debt" shall mean (a) $115,000,000 of Subordinated Debt outstanding as of the Agreement Date consisting of the Convertible Subordinated Notes; and (b) other subordinated Indebtedness for Money Borrowed of the Borrower, unsecured with respect to the Borrower and its Restricted Subsidiaries, subject to the following: (i) no Default shall occur before and immediately after giving effect to the incurrence thereof and the Borrower shall, in a certificate provided on the date of incurrence of such subordinated Indebtedness for Money Borrowed, demonstrate its current and projected pro forma compliance (giving effect to the incurrence of such subordinated Indebtedness for Money Borrowed) with Section 7.8; (ii) there shall be no repayment of the principal amount of such subordinated Indebtedness for Money Borrowed including any sinking fund payments or other principal payments until at least one year and one day after the Maturity Date; (iii) the final maturity of such subordinated Indebtedness for Money Borrowed must be at least one year and one day after the Maturity Date; (iv) such subordinated Indebtedness for Money Borrowed shall contain no covenants or provisions more restrictive, taken as a whole, on the Borrower and its Subsidiaries than the more restrictive of those contained herein or in the indentures for the Convertible Subordinated Notes; and (v) the terms of subordination shall be (x) as set forth in the Subordination Agreement, (y) as in effect on the Agreement

Date with respect to outstanding Subordinated Debt, or (z) as otherwise reasonably acceptable to the Majority Lenders.

      "Subordination Agreement" shall mean any Subordination Agreement between certain holders of Subordinated Debt, on the one hand, and the Administrative Agent, on the other hand, such Subordination Agreement to be substantially in the form of Exhibit G attached hereto.

      "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein, unless otherwise indicated, shall mean all Subsidiaries of the Borrower, including Restricted Subsidiaries and Unrestricted Subsidiaries. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 1 attached hereto.

      "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower that is required to make a Subsidiary Guaranty under the terms of this Agreement.

      "Subsidiary Guaranty" shall mean, collectively, that certain Subsidiary Guaranty of even date herewith in favor of the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, given by each Restricted Subsidiary of the Borrower, substantially in the form of Exhibit H attached hereto, and any similar guaranty delivered pursuant to Section 5.13 hereof.

      "Subsidiary Pledge Agreement" shall mean, collectively, that certain Subsidiary Pledge Agreement of even date herewith between each Restricted Subsidiary of the Borrower having one or more of its own corporate Restricted Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, substantially in the form of Exhibit I attached hereto, and any similar pledge agreement delivered pursuant to Section 5.13 hereof.

      "Subsidiary Security Agreement" shall mean, collectively, that certain Subsidiary Security Agreement of even date herewith between each of the Borrower's Restricted Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, substantially in the form of Exhibit J attached hereto, and any similar security agreement delivered pursuant to Section 5.13 hereof.

      "Swing Line Commitment" shall mean an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate Unused Revolving Commitments.

      "Swing Line Lender" shall mean Wachovia in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loans" shall mean, collectively, the amount advanced by the Swing Line Lender to the Borrower under the Swing Line Commitment, not to exceed the aggregate amount of the Swing Line Commitment.

      "Syndication Agent" shall have the meaning specified in the recital of parties to this Agreement.

      "Taxes" shall have the meaning specified in Section 2.14(a).

      "Telecommunications Asset" shall mean any asset of a Telecommunications Business, including without limitation, a partnership, membership, stock or other equity interest in a Telecommunications Business.

      "Telecommunications Business" shall mean any business engaged in (a) transmitting, or providing services related to the transmission of, voice, video, or data through owned or leased wireline or wireless transmission facilities, including without limitation, a business engaged in the business of operating a Cellular System or a PCS System, (b) creating, developing, acquiring, constructing, installing, repairing, maintaining or marketing communications related systems, network equipment and facilities, software and other products, or (c) evaluating, owning, operating, participating in or pursuing another business related to any business described in clause (a) or (b) above (in the case of this clause (c), however, in a manner consistent with the Borrower's manner of business); provided, however, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of the Borrower.

      "Term A Commitment" shall mean, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule 4-B hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.5(c).

      "Term A Facility" shall mean, at any time, the aggregate amount of the Term A Loans at such time.

      "Term A Lender" shall mean any Lender that has a Term A Commitment.

      "Term A Loans" shall mean, collectively, the amounts advanced by the Term A Lenders to the Borrower in an aggregate amount of $225,000,000, as set forth on Schedule 4-B attached hereto.

      "Term A Notes" shall mean those certain term promissory notes in the aggregate original principal amount of $225,000,000, one issued to each of the Lenders listed on Schedule 4-B hereto that requests a promissory note, by the Borrower in the amount of each of such Lender's Term A Loan to the Borrower, each one substantially in the form of Exhibit K-1 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "Term B Commitment" shall mean, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule 4-C hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.5(c).

      "Term B Facility" shall mean, at any time, the aggregate amount of the Term B Loans at such time.

      "Term B Lender" shall mean any Lender that has a Term B Commitment.

      "Term B Loans" shall mean, collectively, the amounts advanced by the Term B Lenders to the Borrower in an aggregate amount of up to $975,000,000, as set forth on Schedule 4-C attached hereto.

      "Term B Notes" shall mean those certain term promissory notes in the aggregate original principal amount of $975,000,000, one issued to each of the Lenders listed on Schedule 4-C hereto that requests a promissory note, by the Borrower in the amount of each of such Lender's Term B Loan to the Borrower, each one substantially in the form of Exhibit K-2 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "Term Facility" shall mean the Term A Facility or the Term B Facility.

      "Term Loans" shall mean, collectively, the Term A Loans and the Term B Loans.

      "Term Notes" shall mean, collectively, the Term A Notes and the Term B Notes.

      "Total Debt" shall mean, for the Borrower and the Restricted Subsidiaries of the Borrower, on a consolidated basis as of any calculation date, the sum (without duplication) of (a) Senior Debt, plus (b) Subordinated Debt, plus (c) without double-counting, any Guaranties of Indebtedness permitted hereunder.

      "Type" refers to the distinction (a) between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate, (b) among the Revolving Loans, the Swing Line Loans, the Letter of Credit Loans, the Term A Loans and the Term B Loans or (c) among the Revolving Commitment, the Swing Line Commitment and the Letter of Credit Commitment.

      "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

      "Unrestricted Subsidiaries" shall mean the Subsidiaries of the Borrower designated as Unrestricted Subsidiaries on Schedule 1 attached hereto, together with any Subsidiaries of the Borrower created or acquired after the Agreement Date which are not Restricted Subsidiaries.

      "Unused Revolving Commitment" shall mean, with respect to any Lender at any time, an amount equal to (a) such Lender's Revolving Commitment at such time, plus any other unused amount of such Lender's Commitment issued under any and all of the Incremental Facilities minus (b) the sum (without double-counting) of (i) the aggregate principal amount of all Revolving Loans and Letter of Credit Loans made by such Lender (in its capacity as a Lender) and outstanding at such time and (ii) such Lender's Pro Rata Share of (A) the aggregate principal amount of all Swing Line Loans then outstanding, (B) the aggregate Available Amount of all Letters of Credit outstanding at such time and
(C) the aggregate principal amount of all Letter of Credit Loans made by the Issuing Bank pursuant to Section 2.2(g)(ii) and outstanding at such time.

      "Wachovia" shall have the meaning specified in the recital of parties to this Agreement.

      "Weighted Average Life to Maturity" shall mean, with respect to any Indebtedness for Money Borrowed at any date, the number of years obtained by dividing the Remaining Dollar-Years of such Indebtedness for Money Borrowed by the outstanding principal amount of such Indebtedness for Money Borrowed (or, in the case of a revolving credit facility, the maximum amount of revolving credit commitment, regardless of the amount of revolving loans then outstanding).

      "Wholly Owned Restricted Subsidiary" of any Person shall mean a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "Wireless International" shall mean Western Wireless International Holding Company, a Subsidiary of the Borrower.

      "Wireless International Refinancing" shall mean the refinancing in full of the Term Loan Agreement, dated June 29, 2001, between tele.ring Telekom Service GmbH and Ekom Telecommunications Holding AG, as amended, which is in the outstanding principal amount of approximately $190,000,000 as of the Agreement Date.

* * * * * * * * * * * * * * * * * * * * * * * ** * * * * * * * * * * ** * * * *

      Section 1.2 Defined Agreements as Modified.

      Each definition of an agreement or instrument in this Article 1 shall include such agreement or instrument as amended, modified, renewed or restated from time to time in accordance herewith.

      Section 1.3 Computation of Time Periods; Other Definitional Provisions.

      In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. All notices shall be required to be in writing.

      Section 1.4 Accounting Terms.

      All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(k) ("GAAP").

                                   ARTICLE 2.
                           Loans and Letters of Credit

      Section 2.1 The Loans and the Letters of Credit.

            (a) The Revolving Loans. The Revolving Lenders agree, severally in accordance with their respective Revolving Commitments and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, on and after the Agreement Date and prior to the Initial Maturity Date, amounts requested by the Borrower which, in the aggregate, do not exceed at any time the aggregate Revolving Commitments; provided that no Advance may be made at any time under this Section 2.1(a) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time; provided further that on the Agreement Date, the aggregate Unused Revolving Commitments shall not be less than $200,000,000. Advances under the Revolving Commitment may be repaid and reborrowed as provided in Section 2.2 hereof in order to reborrow Eurodollar Advances for new Interest Periods or to otherwise effect changes in the Interest Rate Basis applicable to the Advances hereunder, or otherwise.

            (b) The Term A Loans. The Lenders who have agreed to make Term A Loans agree, severally in accordance with their respective Term A Loan percentages as set forth on Schedule 4-B hereof and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on the Agreement Date, an aggregate amount equal to $225,000,000. After the Agreement

Date, the Term A Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.2 hereof. Amounts borrowed under this
Section 2.1(b) and repaid or prepaid may not be reborrowed.

            (c) The Term B Loans. The Lenders who have agreed to make Term B Loans agree, severally in accordance with their respective Term B Loan percentages as set forth on Schedule 4-C hereof and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on the Agreement Date, an aggregate amount equal to $975,000,000. After the Agreement Date, the Term B Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.2 hereof. Amounts borrowed under this
Section 2.1(c) and repaid or prepaid may not be reborrowed.

            (d) The Swing Line Loans. The Swing Line Lender agrees, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, on and after the Agreement Date and prior to the Initial Maturity Date, amounts requested by the Borrower, which in the aggregate do not exceed at any time the Swing Line Commitment; provided that no Advance may be made at any time under this Section 2.1(d) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time; provided further, that no Advance may be made under this Section 2.1(d) for the purpose of funding the payment of principal of any other Advance made under the Swing Line Commitment. Advances under the Swing Line Commitment may be repaid and reborrowed as provided in
Section 2.2 hereof.

            (e) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause any Affiliate that is a commercial bank to issue on its behalf) standby letters of credit (the "Letters of Credit") in Dollars for the account of the Borrower or any of its Subsidiaries from time to time on any Business Day during the period from the Agreement Date until 30 days before the Initial Maturity Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the aggregate Unused Revolving Commitments at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than 30 days before the Initial Maturity Date, but may by its terms be renewable annually upon written notice (a "Notice of Renewal") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least ten Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article 3 unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "Notice of Termination"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 30 days before the Initial Maturity Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Commitment, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(e), repay any Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.2(g) and request the issuance of additional Letters of Credit under this Section 2.1(e). The Borrower shall be liable for all obligations in respect of each Letter of Credit issued for the account of any of its Subsidiaries, including, without limitation, the obligations to repay any Letter of Credit Loan in respect thereof under Section 2.4(e).

            (f) Incremental Facility. Subject to all the terms of this Agreement, provided that (x) no Default exists and is then continuing and (y) the Borrower shall be in pro forma compliance (giving effect to the incurrence of such Indebtedness for Money Borrowed) with Section 7.8, from time to time on and after the Agreement Date, the Borrower may incur additional Indebtedness hereunder in the form of a revolving credit or term loan facility (an "Incremental Facility", and all such facilities, the "Incremental Facilities") in an aggregate principal amount that, when added to the aggregate principal amount of any previously extended Incremental Facilities, does not exceed $500,000,000. Each Incremental Facility shall (i) share in the Collateral to the same extent as the other Loans, (ii) be entitled to prepayments pursuant to
Section 2.8 to the same extent as the other Loans, (iii) not be secured by any collateral other than the Collateral or guaranteed by any Person other than pursuant to the Loan Documents, (iv) be in an aggregate principal amount of not less than $25,000,000, and in an integral multiple of $25,000,000 and (v) documented on other terms and conditions that are reasonably satisfactory to the Administrative Agent. All loans under each Incremental Facility shall be issued at par. The interest rate, commitment fee rate, amortization schedule and maturity date for each Incremental Facility shall be as agreed upon between any Lenders agreeing to provide such Incremental Facility and the Borrower; provided, however, that (A) in the case of an Incremental Facility that shall be a term loan facility, the Weighted Average Life to Maturity of such Incremental Facility shall not be shorter than the Weighted Average Life to Maturity of the Term B Loans (excluding any other Incremental Facility), and the final maturity date of such Incremental Facility shall not be earlier than, the Maturity Date and (B) in the case of an Incremental Facility that shall be a revolving credit facility, the final maturity date of such Incremental Facility shall not be earlier than the Initial Maturity Date; provided further, however, that if the interest rate for any Incremental Facility would be more than 0.25% per annum higher than the interest rate applicable to the Term B Loans, the interest rate applicable to the Term B Loans shall be increased no later than the effectiveness of such Incremental Facility so that in no event after the effectiveness thereof shall the interest rate for such Incremental Facility be more than 0.25% per annum higher than the interest rate applicable to the Term B Loans. The lenders and the loans under each Incremental Facility will be "Lenders" and "Loans" for all purposes of this Agreement and the other Loan Documents, and shall be treated, in terms of sharing of payments and other appropriate provisions, like (x) the Term B Lenders and the Term B Loans in the case of an Incremental Facility that shall be a term loan facility and (y) the Revolving Lenders and the Revolving Loans in the case of an Incremental Facility that shall be a revolving credit facility. The Incremental Facility will be documented pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Person providing a commitment to the Incremental Facility and the Administrative Agent. Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.1(f). An Incremental Facility may be established at any time at the request of the Borrower, upon notice to the Administrative Agent and the Lenders, and subject only to the agreement of Persons who, in their sole discretion, choose to participate in such Incremental Facility. No Lender shall have any obligation to participate in any Incremental Facility unless and until it commits to do so. The Administrative Agent and the Borrower shall provide all then existing Lenders with an opportunity to commit to each Incremental Facility on an up to a ratable basis (the period in which any Lender shall be required to make a decision on its participation in such Incremental Facility being in no event be less than ten (10) Business Days from the date of delivery by the Borrower of a notice inviting such participation), and if sufficient commitments cannot be obtained in such manner, shall provide other lenders with such opportunity (and for existing Lenders with the ability to commit for more than their ratable portion), and such other lenders shall become Lenders hereunder pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent and the Borrower.

      Section 2.2 Manner of Borrowing and Disbursement.

            (a) Choice of Interest Rate, Etc. (i) Any Advance under the Revolving Commitment or made as a Term Loan shall, at the option of the Borrower, be made as a Base Rate Advance, or, subject to Section 2.2(a)(ii) and
Article 10 hereof and except for the first thirty (30) days (or such shorter period as determined by the Administrative Agent and the Syndication Agent to be necessary for the completion of the primary syndication of the liabilities contemplated in this Credit Agreement) after the Agreement Date, a Eurodollar Advance. Any Advance under the Swing Line Commitment shall be made as a Base Rate Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 12:30 p.m. (Charlotte, North Carolina time) in order for such Business Day to count toward the minimum number of Business Days required.

            (ii)(A) On the date on which the aggregate unpaid principal amount of any Eurodollar Advance shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advance shall automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance.

            (B) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Advance in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the Lenders which have made such Advance, whereupon each such Eurodollar Advance shall automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance.

            (C) Upon the occurrence and during the continuance of any Default,
      (1) each Eurodollar Advance will automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance and (2) the obligation of the Lenders to make Eurodollar Advances shall be suspended.

            (b) Base Rate Advances.

            (i) Initial Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given.

            (ii) Repayments and Reborrowings. Upon at least one (1), with respect to items (A) and (C) of this sentence, or three (3), with respect to item (B) of this sentence, Business Days' irrevocable prior written notice to the Administrative Agent, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (A) reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (B) reborrow all or a portion of the principal thereof as one or more Eurodollar Advances, or (C) not reborrow all or any portion of such Base Rate Advance at that time. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

            (c) Eurodollar Advances.

            (i) Initial Advances. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the available Eurodollar Basis and shall notify the Borrower of such Eurodollar Basis. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance; provided, however, that the Borrower's failure to confirm any such telephonic notice in writing shall not invalidate any notice so given.

            (ii) Repayments and Reborrowings. At least three (3) Business Days prior to the Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such Eurodollar Advance outstanding on the Payment Date (A) is to be repaid and then reborrowed in whole or in part as a Eurodollar Advance, and the Interest Period selected, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) is to be repaid and not reborrowed at that time. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

            (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to a selection of an Interest Period, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 2:30 p.m. (Charlotte, North Carolina time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Account, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

            (e) Disbursement.

            (i) Prior to 3:00 p.m. (Charlotte, North Carolina time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 3 hereof, disburse the amounts made available to it by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent; provided, however, that, in the case of any Advance made under the Revolving Commitments, the Administrative Agent shall first make the applicable portion of such funds equal to the aggregate principal amount of (x) any Letter of Credit Loans made by the Issuing Bank and by any other Revolving Lender and outstanding on the date of such Advance, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Lender for repayment of such Letter of Credit Loans and (y) any Swing Line Loans made by any Lenders and outstanding on the date of such Advance, plus interest accrued and unpaid thereon to and as of such date, available to such Lenders for repayment of such Swing Line Loans, with the balance of such funds so disbursed to the Borrower.

            (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 2:30 p.m. (Charlotte, North Carolina time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first three (3) days and thereafter at the Federal Funds Rate plus one percent (1%).

            (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

            (iv) In the event that, at any time when the Borrower is not in Default and has satisfied all applicable conditions set forth in Article 3 hereof, a Lender for any reason fails, refuses, or has given notice to the Administrative Agent and/or the Borrower that it refuses, to fund its portion of an Advance or, in accordance with clause (g)(ii) below, a disbursed amount (a "Defaulting Lender"), then, until such time as such Defaulting Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such Defaulting Lender shall not have the right (i) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's Unused Revolving Commitment and interest in any Loans or Letters of Credit shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder or (ii) to receive payments of (A) principal, interest or fees from the Borrower in respect of its unfunded portion of Advances, (B) any commitment fee in respect of its Revolving Commitment or (D) any portion of Letter of Credit fees or interests or amounts in respect of any Letter of Credit Loans. In addition to the foregoing, and notwithstanding Section 2.1(e), if any Lender shall become a Defaulting Lender, the Letter of Credit Commitment shall be reduced by an amount equal to such Defaulting Lender's Pro Rata Share of the Letter of Credit Commitment unless and until arrangements reasonably satisfactory to the Issuing Bank have been entered into (the Issuing Bank having made a good faith effort to enter into such arrangements) to eliminate the Issuing Bank's risk with respect to the Defaulting Lender's Pro Rata Share of the Letters of Credit Commitment, including cash collateralizing the Issuing Bank's Letter of Credit Commitment with respect to such Defaulting Lender's Pro Rata Share. The provisions of this
Section 2.2(e)(iv) are not in lieu of any other claim the Borrower may have against such Defaulting Lender.

            (f) Participation in Swing Line Loans(i) . Upon written demand by the Swing Line Lender that has made an Advance under the Swing Line Commitment, with a copy of such demand to the Administrative Agent, each other Revolving Lender will purchase from the Swing Line Lender, and the Swing Line Lender shall sell and assign to each such other Revolving Lender, such other Revolving Lender's Pro Rata Share of such outstanding Advance, by making available to the Administrative Agent for the account of the Swing Line Lender, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Advance to be purchased by such Revolving Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Lender agrees to purchase its Pro Rata Share of such outstanding Advance on (i) the Business Day on which demand therefor is made by the Swing Line Lender which made such Advance, provided that notice of such demand is given not later than 2:30 p.m. (Charlotte, North Carolina time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Lender to any other Revolving Lender of the Pro Rata Share of an Advance under this Section 2.2(f), the Swing Line Lender represents and warrants to such other Revolving Lender that the Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Advance, this Agreement, the Notes or the Borrower and such assignment shall be made without recourse. If and to the extent that any Revolving Lender shall not have so made the amount of such Pro Rata Share of such Advance available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such Pro Rata Share together with interest thereon, for each day from the date such Revolving Lender is required to have made such amount available to the Administrative Agent until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Revolving Lender shall pay to the Administrative Agent such Pro Rata Share for the account of the Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute an advance of a Swing Line Loan made by such Revolving Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loans owed to the Swing Line Lender shall be reduced by such Pro Rata Share on such Business Day. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.2(f) in respect of each Advance made under the Swing Line Commitment is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever.

            (g) Issuance of and Drawings and Reimbursement Under Letters of Credit.

            (i) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:30 p.m. (Charlotte, North Carolina time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier or electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit (which amount shall not be less than $250,000), (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) the Issuing Bank has not received notice of objection to such issuance from the Majority Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (ii) Participations. Upon the issuance of a Letter of Credit by the Issuing Bank, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.4(e) (or which has been so reimbursed but must be returned or restored by the Issuing Bank because of the occurrence of an event specified in Section 8.1(f) or (g) or otherwise) by making available to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's

Pro Rata Share of such L/C Disbursement. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.2(g)(ii) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to
Section 2.4(d) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (iii) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Loan, which shall be a Base Rate Advance, in the amount of such draft.

            (iv) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on or about the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Lender on or about the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (v) Failure to Make Letter of Credit Loans. The failure of any Lender to make the Letter of Credit Loan to be made by it on the date specified in Section 2.4(e) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Loan to be made by such other Lender on such date.

            (vi) Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

      Section 2.3 Interest.

            (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on (i) with respect to Swing Line Loans, the maturity date specified in the applicable Request for Advance (which maturity date shall be no later than the fifth Business Day after the requested date of such Advance) and the Initial Maturity Date and (ii) the Initial Maturity Date with respect to Revolving Loans and Term A Loans and (iii) the Maturity Date with respect to the Term B Loans.

            (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date for the period through the day immediately preceding such Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Initial Maturity Date with respect to Revolving Loans and Term A Loans and the Maturity Date with respect to the Term B Loans.

            (c) Interest if No Notice of Selection of Interest Rate Basis. With respect to any Advance, if the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

            (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default hereunder, the outstanding principal balance of the Loans, together with accrued and unpaid interest and other unpaid sums, shall bear interest at the Default Rate. Such interest shall be payable on demand and shall accrue until the earliest of (a) waiver or cure (to the satisfaction of the Lenders required under Section 11.12 hereof to waive or cure) of the applicable Event of Default, or (b) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations.

            (e) Eurodollar Advances. At no time may the number of outstanding Eurodollar Advances exceed sixteen (16).

            (f) Applicable Margin.

            (i) With respect to any Advance under the Revolving Commitment and Term A Loans, the Applicable Margin shall be as of any calculation date the interest rate margin determined by the Administrative Agent based upon the Leverage Ratio determined for the most recent fiscal quarter end, to be adjusted from time to time effective as of the second Business Day after the financial statements referred to in Section 6.1 hereof are required to be furnished by the Borrower to the Administrative Agent and each Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

                                                       Base Rate     Eurodollar
                                                        Advance        Advance
                                                       Applicable    Applicable
                               Leverage Ratio            Margin        Margin
                   ----------------------------------  ----------    -----------
Pricing Level 1    Greater than 5.00                     1.500%         2.500%

Pricing Level 2    Greater than 4.00 but less than or    1.250%         2.250%
                   equal to 5.00
Pricing Level 3    Greater than 3.00 but less than or    1.000%         2.000%
                   equal to 4.00
Pricing Level 4    Less than or equal to 3.00            0.750%         1.750%

In the event that the Borrower fails to timely provide (A) the financial statements referred to above in accordance with the terms of Section 6.1 hereof or (B) the Performance Certificate referred to in Section 6.3 hereof, and without prejudice to any additional rights under Section 8.2 hereof, Pricing Level 1 shall apply as of the fifth day after the date on which such statements or certificate were required to have been delivered until the actual delivery of such statements or certificate. Subject to the immediately preceding sentence, from the Agreement Date until the second Business Day after the first date on which the financial statements referred to in Section 6.1 hereof are required to be furnished, Pricing Level 2 shall apply.

            (ii) With respect to the Term B Loans, the Applicable Margin for Eurodollar Advances shall be 3.00% per annum and the Applicable Margin for Base Rate Advances shall be 2.00% per annum.

      Section 2.4 Repayment.

            (a) Any unpaid principal and interest of the Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full on the Initial Maturity Date.

            (b) The Borrower shall repay to the Administrative Agent, for the account of the Lenders which have made an Advance under the Swing Line Commitment, the outstanding principal amount of such Advance on the earlier of the maturity date specified in the applicable Request for Advance (which maturity date shall be no later than the fifth Business Day after the requested date of such Advance) and the Initial Maturity Date.

            (c) Commencing September 30, 2004 and at the end of each calendar quarter thereafter, the outstanding Term A Loans, if any, shall be repaid in an amount equal to the product of the outstanding Term A Loans as of the opening of business on September 30, 2004 multiplied by the percentage set forth in the table below as of the applicable calendar quarter end (except for the last installment, which shall be payable on May 28, 2010):

                                                                                          Annual Percentage of Term A
                                                                                          Loans Outstanding as of the
                                                           Percentage of Term A Loans       opening of business on
                                                        Outstanding as of the opening of   September 30, 2004 to be
                                                         business on September 30, 2004    Reduced Each Four-Quarter
                    Quarter Ending                         to be Reduced Each Quarter:              Period:
------------------------------------------------------  --------------------------------  ----------------------------
September 30, 2004 through and including June 30, 2005              2.50%                            10.00%

September 30, 2005 through and including June 30, 2006              2.50%                            10.00%

September 30, 2006 through and including June 30, 2007              3.75%                            15.00%

September 30, 2007 through and                                      3.75%                            15.00%

and including June 30, 2008

September 30, 2008 through and including June 30, 2009  6.25%          25.00%

September 30, 2009 through and including May 28, 2010   6.25%          25.00%

Any unpaid principal and interest of the Term A Loans shall be due and payable in full on the Initial Maturity Date.

            (d) Commencing September 30, 2004 and at the end of each calendar quarter thereafter, the outstanding principal balance of the Term B Loans shall be repaid in an amount equal to the outstanding principal balance of the Term B Loan as of the opening of business on September 30, 2004 multiplied by the percentage set forth below as of the applicable calendar quarter end (except for the last installment, which shall be payable on May 31, 2011 rather than on June 30, 2011):

                                                                                            Annual Percentage of Term B
                                                                                            Loans Outstanding as of the
                                                            Percentage of Term B Loans        opening of business on
                                                         Outstanding as of the opening of    September 30, 2004 to be
                                                          business on September 30, 2004     Reduced Each Four-Quarter
                    Quarter Ending                          to be Reduced Each Quarter:               Period:
------------------------------------------------------   --------------------------------   ----------------------------
September 30, 2004 through and including June 30, 2005               0.25%                            1.00%

September 30, 2005 through and including June 30, 2006               0.25%                            1.00%

September 30, 2006 through and including June 30, 2007               0.25%                            1.00%

September 30, 2007 through and including June 30, 2008               0.25%                            1.00%

September 30, 2008 through and including June 30, 2009               0.25%                            1.00%

September 30, 2009 through and including June 30, 2010               0.25%                            1.00%

September 30, 2010 through and including May 31, 2011               23.50%                           94.00%

Any unpaid principal and interest of the Term B Loans and any other Obligations shall be due and payable in full on the Maturity Date.

            (e) Letter of Credit Loans.

            (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Lender that has made a Letter of Credit Loan on the earlier of one Business Day after demand and the Initial Maturity Date the outstanding principal amount of each Letter of Credit Loan made by each of them.

            (ii) The Obligations of the Borrower and the Revolving Lenders with respect to Letters of Credit under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan
            Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other
            right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a
            Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit
            against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

      Section 2.5 Fees.

            (a) Fees Payable Under the Fee Letters. The Borrower agrees to pay such fees as are mutually agreed upon and as are described in the Fee Letters.

            (b) Commitment Fee. In addition, the Borrower agrees to pay to the Administrative Agent, for the benefit of each of the Revolving Lenders in accordance with their respective Revolving Commitments, a commitment fee on the aggregate Unused Revolving Commitments, for each day from the Agreement Date until the Initial Maturity Date, which shall be, as of any calculation date, the applicable rate determined by the Administrative Agent based upon the Leverage Ratio, determined for the most recent fiscal quarter end, to be adjusted from time to time effective as of the second Business Day after the financial statements referred to in Section 6.1 hereof are required to be furnished by the Borrower to the Administrative Agent and each Lender for the fiscal quarter most recently ended, expressed as a per annum rate as follows:

                                                     Commitment Fee
                                                  Rate with respect to
                                                  the Unused Revolving
                         Leverage Ratio                Commitment
                 ------------------------------   --------------------
Pricing Level 1  Greater than 5.00                     0.500%

Pricing Level 2  Equal to or less than 5.00 but        0.375%
                 greater than 4.00

Pricing Level 3  Equal to or less than 4.00            0.250%

In the event that the Borrower fails to timely provide (i) the financial statements referred to above in accordance with the terms of Section 6.1 hereof or (ii) the Performance Certificate referred to in Section 6.3 hereof, and without prejudice to any additional rights under Section 8.2 hereof, Pricing Level 1 shall apply as of the fifth day after the date on which such statements or certificate were required to have been delivered until the actual delivery of such statements or certificate. Subject to the immediately preceding sentence, from the Agreement Date until the second Business Day after the first date on which the financial statements referred to in Section 6.1 hereof are required to be furnished, Pricing Level 2 shall apply. Amounts outstanding as Swing Line Loans shall not count as usage for purposes of computing the foregoing commitment fees. The aggregate Available Amount of all Letters of Credit outstanding shall count as usage for purposes of computing the foregoing commitment fees. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing June 30, 2004, and on the Initial Maturity Date, shall be fully earned when due, and shall be non-refundable when paid.

            (c) Letter of Credit Fees.

            (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a commission on such Revolving Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Advances under the Revolving Commitments in effect from time to time, if any, payable in arrears quarterly on the last Business Day of each calendar quarter, commencing June 30, 2004, and on the Initial Maturity Date and thereafter from time to time on demand, shall be fully earned when due, and shall be non-refundable when paid.

            (ii) The Borrower shall pay to the Issuing Bank, for its own account, a letter of credit facing fee in respect of each Letter of Credit, payable in full on the date of issuance as well as on any date of extension or renewal, of such Letter of Credit, computed at 0.125% per annum of the face amount of such Letter or Credit, and shall also pay such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the

Borrower and the Issuing Bank shall agree. Letter of Credit commissions shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

      Section 2.6 Optional Prepayments.

            (a) Optional Prepayment of Advances. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty or premium and without regard to the Payment Date for such Advance, upon not less than one (1) Business Days' prior written notice to the Administrative Agent of such prepayment. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon not less than three (3) Business Days' prior written notice to the Administrative Agent. Partial prepayments shall be in a principal amount of not less than $5,000,000, and in an integral multiple of $1,000,000. Each notice of prepayment shall be irrevocable and shall specify the date and amount of such prepayment and the Type(s) of Loans and Advances to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (b) Application of Prepayment. Each prepayment of the Term Loans pursuant to this Section 2.6 shall be applied to the Term Facilities on a pro rata basis and, as to each Term Facility, (i) first, in direct order of maturities, to any principal repayment installments of such Term Facility that are due within twelve (12) months after the date of such prepayment and (ii) second, to the other principal repayment installments of such Term Facility on a pro rata basis. Any repayment or prepayment of Revolving Loans pursuant to this
Section 2.6 shall not reduce the Revolving Commitment unless such prepayment is made concurrently with a cancellation of all or a portion of the unused portions of the Revolving Commitment pursuant to Section 2.7.

            (c) Prepayment in General. The prepayment of any principal amount of Advances shall be made with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by any Lender Party or the Administrative Agent in connection with such prepayment, as set forth in Section 2.11 hereof. Any prepayment under this Agreement shall not affect the Borrower's obligation to continue making payments under any Secured Hedge Agreements, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Secured Hedge Agreements.

      Section 2.7 Borrower's Optional Cancellation of the Commitments. The Borrower shall have the right, on three (3) Business Days' irrevocable notice to the Administrative Agent, to cancel all or a portion of the unused portions of the Commitments of any Type, on a pro rata basis among the Lenders issuing such Type of Commitments, provided that (a) any such cancellation shall be made in a principal amount of not less than $5,000,000, and in an integral multiple of $1,000,000; (b) as of the effective date of such notice, the aggregate Commitments of such Type shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein; and (c) in the case of a reduction of the Revolving Commitments, payment shall be made on or prior to the effective date of such notice of any amount necessary to reduce the amount of the Revolving Loans outstanding under the Revolving Commitment to not more than the amount of the Revolving Commitments as reduced, together with any amount required to be paid by the Borrower under Section 2.11 hereof.

      Section 2.8 Mandatory Prepayments.

            (a) (i) In addition to the scheduled repayments provided for in
Section 2.4 hereof and except as provided in Section 2.8(a)(ii), the Borrower shall prepay the Loans in an amount equal to the Net Proceeds from Permitted Asset Sales of Telecommunications Assets (including Permitted Tower

Transactions) in excess of $100,000,000 in the aggregate during the term of this Agreement (provided that in the calculation of such aggregate amount the following shall not be counted: (x) the initial $10,000,000 of Net Proceeds from each Permitted Asset Sale and (y) the Net Proceeds from sales, leases or other dispositions of used or surplus equipment in the ordinary course of business). Such excess Net Proceeds shall be applied on the Business Day of receipt thereof by the Borrower or the affected Restricted Subsidiary to such prepayment in accordance with Section 2.8(d).

            (ii) At the Borrower's election, so long as no Default then exists or would be caused thereby, the Net Proceeds from any Permitted Asset Sale that would be required to be applied to prepayment pursuant to Section 2.8(a)(i) may be used by the Borrower or any Restricted Subsidiary to purchase Telecommunications Assets or Telecommunications Businesses, the aggregate purchase price of which does not exceed such Net Proceeds, or the sum of such Net Proceeds plus Advances otherwise available for Acquisitions hereunder plus other funds available to the Borrower, so long as the Borrower shall have (1) entered into one or more definitive contracts for purchase or purchases within twelve (12) months from the date of such Permitted Asset Sale, and (2) concluded such purchase or purchases within eighteen (18) months from the date of such Permitted Asset Sale. In the event the Borrower elects to exercise its right under this Section 2.8(a)(ii), the Borrower shall so notify the Administrative Agent not less than five (5) Business Days prior to the proposed date of the closing of the Permitted Asset Sale and shall, upon its or any Restricted Subsidiary's receipt of any Net Proceeds with respect to such Permitted Asset Sale, remit such Net Proceeds to the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (but not the Term Loans nor the amount of the Revolving Commitments). Any such amount, after payment in full of the Revolving Loans, shall be held in trust in an interest-bearing account with the Administrative Agent or an Affiliate thereof (the "Net Proceeds Trust") for the benefit of the Borrower, to be applied to the ultimate purchase or purchases of the Telecommunications Assets, Telecommunications Business or Telecommunications Businesses, as hereinafter provided. Amounts in any Net Proceeds Trust shall also be subject to a valid and perfected first priority Lien in favor of the Administrative Agent (for itself and for the ratable benefit of the Lender Parties) to secure the Obligations, pursuant to a deposit pledge agreement or other security agreement in form and substance reasonably satisfactory to the Administrative Agent. The Borrower shall consummate each such purchase of the Telecommunications Assets, Telecommunications Business or Telecommunications Businesses not later than eighteen (18) months after the date of the applicable Permitted Asset Sale. To the extent that the Borrower shall not have entered into one or more definitive contracts for purchase or purchases within twelve (12) months after the date of the Permitted Asset Sale, or consummated any such purchase as of the date eighteen (18) months after the date of such Permitted Asset Sale (for whatever reason, including the occurrence of a Default hereunder), or the purchase price of such purchase (or the aggregate purchase price of such purchases) shall be less than the Net Proceeds of the Permitted Asset Sale, any funds held in the Net Proceeds Trust relating to such sale shall on the date twelve (12) months or eighteen (18) months after the Permitted Asset Sale (as applicable) be applied to prepay the Loans in the manner set forth in Section 2.8(d). From the time such funds are held in the Net Proceeds Trust to the earlier of the consummation of each such purchase and such application to prepayment, the Borrower shall not permit the aggregate Unused Revolving Commitments at any time to be less than (A) the aggregate amount of the Revolving Loans repaid pursuant to the third sentence of this Section 2.8(a)(ii) less (B) the aggregate amount of purchases that shall have been consummated at such time.

            (b) In addition to the scheduled repayments provided for in Section
2.4 hereof, the Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of the Net Proceeds received after the Agreement Date from any Indebtedness for Money Borrowed incurred by the Borrower or any of its Restricted Subsidiaries pursuant to Section 7.1 hereof if the Leverage Ratio after giving pro forma effect to such incurrence shall be more than 4.0 to 1.0, except for Indebtedness for Money Borrowed (i) permitted by Section 7.1(a), (b),
(d), (f), (g), (h) and (i); or (ii) incurred in connection with any Investments or Acquisitions permitted under Section 7.6 hereof (including any Indebtedness assumed by the Borrower or its Restricted Subsidiaries in connection with any Investment or Acquisition), to the extent that upon consummation of any such Investment or Acquisition such Net Proceeds were invested in, or used to acquire, Restricted Subsidiaries (it being understood and agreed that in the event 50% of such Net Proceeds are used to prepay the Loans pursuant to this Section 2.8(b), the remaining balance of such Net Proceeds may be used, to the extent permitted by this Agreement, to make Investments or Acquisitions without any obligation to make Investments in or to acquire Restricted Subsidiaries pursuant to this clause (ii). Such Net Proceeds shall be applied on the Business Day of receipt thereof by the Borrower or the affected Restricted Subsidiary to such prepayment in accordance with Section 2.8(d).

            (c) In addition to the scheduled repayments provided for in Section
2.4 hereof, on or prior to April 30, 2005, and on or prior to each April 30 thereafter during the term of this Agreement, so long as the Leverage Ratio as of the end of the most recently completed fiscal year is more than 4.0 to 1.0, the Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for the most recently completed fiscal year; provided that solely for purposes of this Section 2.8(c), the Leverage Ratio as of the end of any completed fiscal year shall equal the ratio of (i) an amount equal to the Total Debt as of the end of such fiscal year minus the amount (up to $50,000,000) of cash reported on the Borrower's balance sheet as of the end of such fiscal year to (ii) Annualized Operating Cash Flow as of the end of such fiscal year.

            (d) Any prepayment pursuant to this Section 2.8 shall be made in the manner set forth in Section 2.6(c) and shall be applied (i) initially to the Term Facilities on a pro rata basis and, as to each Term Facility, (A) first, in direct order of maturities, to any principal repayment installments of such Term Facility that are due within twelve (12) months after the date of such prepayment and (B) second, to the other principal repayment installments of such Term Facility on a pro rata basis and (ii) thereafter, (A) first, to prepayment of the Letter of Credit Loans then outstanding until such Loans are paid in full, (B) second, to prepayment of Swing Line Loans then outstanding until such Loans are paid in full, (C) third, to prepayment of Revolving Loans then outstanding until such Loans are paid in full and (D) fourth, to be deposited in the L/C Collateral Account to cash collateralize the aggregate Available Amount of the Letters of Credit then outstanding. Any amount of Revolving Loans prepaid as a result of a prepayment under Sections 2.8(a) and (b) shall result in a permanent reduction of the Revolving Commitments by such amount on the date of the prepayment of such amount. Notwithstanding the foregoing, so long as any of the Term A Loans are outstanding, any holder of the Term B Loans shall have the right to decline any mandatory partial prepayment of the Term B Loans pursuant to this Section 2.8, in which case the amount that would be used to prepay the Term B Loans held by any such declining Term B Lender pursuant to this Section
2.8 shall be used to, first, prepay the Term A Loans and the Term B Loans held by other Term B Lenders to the extent necessary to prepay all the Term A Loans and all the Term B Loans held by such other Term B Lenders, second, prepay the Term B Loans held by any such declining Term B Lender to the extent necessary to prepay all the Term B Loans held by each such declining Term B Lenders, and any amount remaining thereafter shall be used to prepay the other Loans in the manner set forth in Section 2.8(d)(ii).

      Section 2.9 Evidence of Debt.

            (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. Upon the request of any Lender, Notes shall be issued by the Borrower and payable to the order of such Lender reflecting such Lender's Revolving Commitment and Term Loans. The Notes issued by the Borrower to the Lenders shall be duly executed and delivered by one or more Authorized Signatories.

            (b) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each

Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder.

            (c) The Register maintained by the Administrative Agent pursuant to
Section 11.5(c) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the Type of such Advance and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

            (d) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (c) above, and by each Lender Party in its account or accounts pursuant to subsection (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

      Section 2.10 Manner of Payment.

            (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lender Parties, the Administrative Agent or any of them under this Agreement shall be made not later than 2:00 p.m. (Charlotte, North Carolina time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Account, for the account of the Lender Parties, or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds without set-off or counterclaim. Any payment received by the Administrative Agent after 2:00 p.m. (Charlotte, North Carolina time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (Charlotte, North Carolina time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender Party, the Administrative Agent will promptly thereafter (and, if such amount is received before 2:00 p.m. (Charlotte, North Carolina time), on the same day) distribute the amount so received in like funds to such Lender Party. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lender Parties accordingly. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.5(c), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower agrees to pay principal, interest, fees and all other Obligations due hereunder, under the Fee Letters, under any Notes, or under the other Loan Documents without set-off or counterclaim or any deduction whatsoever.

            (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority:

                  (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as the Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

                  (ii) second, to the payment of all of the fees,
            indemnification payments, costs and expenses that are due and payable to the Issuing Bank (solely in its capacity as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank on such date;

                  (iii) third, to the payment of all of the indemnification
            payments, costs and expenses that are due and payable to the Lenders under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                  (iv) fourth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (v) fifth, ratably to the payment of the principal amount of all of the outstanding Loans that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date and amounts payable under Secured Hedge Agreements with Lenders and/or their Affiliates (or Persons that were Lenders or Affiliates of Lenders at the time any such Secured Hedge Agreement was entered into); and

                  (vi) sixth, to the payment of all other Obligations of the
            Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

            (d) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, in the case of the Term Loans, for application to such principal repayment installments thereof, as the Administrative Agent shall direct, and in other cases, elect to, distribute such funds to each of the Lender Parties in accordance with such Lender Party's pro rata share of the sum of (i) the aggregate principal amount of the Loans outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender Party.

            (e) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

      Section 2.11 Reimbursement.

            (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 3), or (ii) payment of any Eurodollar Advance in whole or in part pursuant to Section 2.2(a)(ii), 2.6, 2.8 or 10.2, acceleration of the maturity of the Loans pursuant to Section 8.2 or for any other reason, the Borrower agrees to pay to such Lender, upon demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing pursuant to Section 2.11(b) hereof, and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct.

            (b) Losses subject to reimbursement hereunder shall be (i) any loss incurred by any Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (1) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Advance for the remainder of its Interest Period, over (2) the interest earned (or to be earned) by such Lender upon the re-lending or other redeployment of the amount of such Eurodollar Advance for the remainder of its putative Interest Period or
(ii) any other expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be. For purposes of calculating amounts payable to a Lender under this Section 2.11(b), each Lender shall be deemed to have actually funded the applicable Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate for such Eurodollar Advance in an amount equal to the amount of such Eurodollar Advance and having a maturity and repricing characteristics comparable to the relevant Eurodollar Advance; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

      Section 2.12 Pro Rata Treatment.

            (a) Advances. Each Advance from the Lenders shall be made pro rata
(i) on the basis of the respective Revolving Commitments of the Lenders as set forth on Schedule 4-A with respect to Advances made under the Revolving Commitment, (ii) on the basis of each Term A Loan percentage as set forth on
Schedule 4-B hereof with respect to Term A Loans and (iii) on the basis of each Term B Loan percentage as set forth on Schedule 4-C hereof with respect to Term B Loans.

            (b) Payments. Except as specifically provided in Section 2.2(e)(iv) or Article 10 hereof or elsewhere in this Agreement, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loans made by it in excess of its ratable share of such Loans, such Lender shall forthwith purchase from the other Lenders such interests (whether by purchasing a participation or by assignment) in the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery; provided further, however, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender in respect of any Type of Loans shall be shared on a pro rata basis only with other Lenders to which Loans of such Type are owing. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 2.13 Capital Adequacy. If, after the date hereof, the adoption or effectiveness of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change or effectiveness in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration or effectiveness thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender Party with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender Party's capital, as a consequence of its obligations hereunder with respect to the Loans, such Lender Party's Revolving Commitment or its obligations to issue or participate in any Letter of Credit hereunder, to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender Party's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender Party's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender Party to be material, then such Lender Party shall promptly notify the Borrower of such adoption, compliance, or change. Upon demand by such Lender Party, the Borrower shall promptly pay to such Lender Party such additional amounts as shall be sufficient to compensate such Lender Party for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Default Rate. A certificate of such Lender Party setting forth the amount to be paid to such Lender Party by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

      Section 2.14 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.10 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income or its overall gross receipts (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income or its overall gross receipts (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

            (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.14, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.14, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or (in the case of a Lender Party that has certified in writing to the

Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code), (ii) a 10-percent shareholder (within the meaning of
Section 871(h)(3)(B) of the Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)) Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a Lender Party that has certified that it is not a "bank" as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.14 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.14 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                                   ARTICLE 3.
                              Conditions Precedent

            Section 3.1 Conditions Precedent to Initial Advance. The obligation of the Lenders to make the initial Advance or of the Issuing Bank to issue a Letter of Credit is subject to the prior fulfillment of each of the following conditions:

            (a) The Administrative Agent shall have received each of the following (with sufficient copies for each of the Lenders), in form and substance satisfactory to the Administrative Agent:

                  (i) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit L, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the certificate of incorporation of the Borrower, certified to be true, complete and correct by the Secretary of State of Washington, and a true, complete and correct copy of the by-laws of the Borrower, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify or has qualified to do business, (C) a true, complete and correct copy of the appropriate authorizing resolutions of the Borrower, authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and (D) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests, or management of the Borrower;

                  (ii) duly executed Notes (to the extent requested by any
            Lenders) and duly executed counterparts of this Agreement;

                  (iii) duly executed Borrower's Pledge Agreement, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgements by the pledged limited liability companies and pledged partnerships;

                  (iv) duly executed Security Agreement, together with proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                  (v) the Subsidiary Guaranty;

                  (vi) the Subsidiary Pledge Agreement, together with
            appropriate stock certificates and undated stock powers executed in blank;

                  (vii) duly executed Subsidiary Security Agreement, executed and delivered by each Restricted Subsidiary of the Borrower, together with proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Subsidiary Security Agreement, covering the Collateral described in the Subsidiary Security Agreement;

                  (viii) completed requests for information, dated on or before the Agreement Date listing all effective financing statements filed in the jurisdictions referred to in clauses (iv) and (vii) above that name the Borrower or any Restricted Subsidiary as debtor, together with copies of such other financing statements;

                  (ix) evidence that all other recordings and filings of or with respect to each Security Document shall have been completed and that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Documents shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements) ;

                  (x) the Fee Letters;

                  (xi) copies of reasonably satisfactory insurance brokers'
            letters, binders or certificates covering the assets of the Borrower and its Restricted Subsidiaries, and otherwise meeting and covering the requirements of Section 5.5 hereof;

                  (xii) legal opinions of (A) Friedman Kaplan Seiler & Adelman
            LLP, general counsel to the Borrower, (B) Preston Gates & Ellis LLP, Washington counsel to the Borrower and (C) Morrison & Foerster LLP, FCC counsel to the Borrower and its Subsidiaries; each as counsel to the Borrower and its Subsidiaries, addressed to each Lender and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its special counsel, and dated as of the Agreement Date;

                  (xiii) duly executed Request for Advance and (if applicable)
            Notice of Issuance, which Request for Advance shall include calculations demonstrating, as of the Agreement Date after giving effect to the borrowings hereunder on the Agreement Date, the Borrower's compliance with Section 2.1 and Section 7.8 hereof;

                  (xiv) duly executed Certificate of Financial Condition for the
            Borrower and its Subsidiaries on a consolidated basis, given by the chief financial officer of the Borrower which shall include a certification that no event has occurred which could reasonably be expected to have a Materially Adverse Effect since December 31, 2003;

                  (xv) any required FCC consents, Necessary Authorizations
            (except as may be referred to in any Schedules hereto), or other required consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents;

                  (xvi) a loan certificate from each Restricted Subsidiary of the Borrower, in substantially the form attached hereto as Exhibit M, with respect to corporations, Exhibit N, with respect to partnerships, and Exhibit O with respect to limited liability companies, including a certificate of incumbency with respect to each officer or partner authorized to execute Loan Documents on behalf of such Subsidiary, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the certificate or articles of incorporation of such Subsidiary or certificate of formation of such Subsidiary, as applicable, certified to be true, complete and correct by the Secretary of State from the jurisdiction of incorporation of such Subsidiary, (B) certificates of good standing for such Subsidiary issued by the Secretary of State or similar state official for each state in which such Subsidiary is incorporated or required to qualify to do business, (C) a true, complete and correct copy of the By-Laws or partnership agreement, as applicable, of such Subsidiary, and (D) a true, complete and correct copy of the resolutions of such Subsidiary authorizing it to execute, deliver and perform the Loan Documents to which it is a party; and

                  (xvii) all such other documents as either the Administrative
            Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

            (b) The Administrative Agent shall have received evidence reasonably satisfactory to it that all Necessary Authorizations, including all necessary consents to the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and by the Restricted Subsidiaries of the Loan Documents to which they are parties, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory so stating.

            (c) The Administrative Agent and the Lenders shall have received (i) copies of the unaudited financial statements of the Borrower and its Subsidiaries through the month most recently ended prior to the Agreement Date for which such statements are available (which shall reflect trailing 12-month EBITDA in amounts satisfactory to the Administrative Agent and the Syndication Agent), and (ii) an opening pro forma balance sheet of the Borrower and its Subsidiaries, as of the last day of the month most recently ended at least 30 days prior to the Agreement Date, giving effect to the initial funding of the Loans hereunder and the consummation of the other elements of the transactions contemplated hereby, together with seven-year projected financial statements of the Borrower and its Subsidiaries (consisting of balance sheets and statements of income and cash flows, prepared by the Borrower), on a quarterly basis through the first four complete fiscal quarters after the Agreement Date and thereafter on an annual basis, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent.

            (d) The Lenders, the Administrative Agent, and Shearman & Sterling LLP, special counsel to the Administrative Agent, shall receive payment of all fees and expenses due and payable on the Agreement Date in respect of the transactions contemplated hereby.

            (e) The Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to them that, after funding the initial Advance of the Loans, the Borrower shall have no outstanding Indebtedness for Money Borrowed other than Permitted Debt.

            (f) The Administrative Agent and the Syndication Agent shall have received reasonably satisfactory evidence that the Loans have been rated "B-" or higher by S&P and "B2" or higher by Moody's, in each case with stable or positive outlook.

            (g) The Administrative Agent shall have received reasonably satisfactory evidence of the payment in full of the Existing Loan Agreement and the termination and release of all Liens and guaranties in connection therewith.

      Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance (including, without limitation, the initial Advance hereunder but excluding (w) a purchase of participation of a Swing Line Loan pursuant to Section 2.2(f), (x) a Letter of Credit Loan made by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(g), (y) a conversion of all or a portion of an Advance from one Type to the other pursuant to Section 2.2(b)(ii)(B) or Section 2.2(c)(ii)(B) and (z) a rollover of all or a portion of an Advance of the same Type pursuant to Section 2.2(b)(ii)(A) or Section 2.2(c)(ii)(A)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew or extend a Letter of Credit, is subject to the further conditions precedent that on the date of such Advance or issuance or renewal, (a) the following statements shall be true (and each of the giving of the applicable Request for Advance, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Advance or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Advance or issuance or renewal such statements are true):

                  (i) All of the representations and warranties of the Borrower and the Restricted Subsidiaries under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects as if made at such time, both before and immediately after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties;

                  (ii) No Default has occurred and is continuing, or would
            result from such Advance or issuance or renewal or from the application of the proceeds therefrom;

                  (iii) With respect to any Advance relating to any Acquisition,
            Investment or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition, Investment, or formation of a new Restricted Subsidiary as are described in Section 5.13 hereof or otherwise required herein; and

                  (iv) There shall have occurred no event, and no litigation shall have been commenced (and no adverse development shall have occurred in existing litigation), which could reasonably be expected to have a Materially Adverse Effect;

(b) the Administrative Agent shall have received a duly executed Request for Advance or Notice of Issuance in accordance with the requirements hereof; and
(c) each of the Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent may reasonably request.

                                   ARTICLE 4.
                         Representations and Warranties

      Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants in favor of the Administrative Agent and each Lender that:

            (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of the Borrower is a corporation or a partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, and has the corporate or partnership power and authority, as the case may be, to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses makes such qualification or authorization prudent.

            (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower), and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in this Agreement or the Security Documents.

            (c) Subsidiaries; Authorization; Enforceability. The Borrower's Subsidiaries (including its Unrestricted Subsidiaries) and Investments (other than Investments in publicly traded securities, of which no more than $25,000,000 are issued by any single Person, and which shall, in any event, not exceed $35,000,000 in the aggregate for all Persons, in each case as calculated at the lower of the historical cost thereof and the fair market value thereof as of the Agreement Date) and its direct and indirect ownership thereof are set forth as of the Agreement Date on Schedule 1 attached hereto, and the Borrower has the unrestricted right to vote the issued and outstanding shares of the corporate Subsidiaries, and the right to vote its partnership interests in the partnership Subsidiaries in accordance with the terms of the applicable partnership agreement, shown thereon; such shares of such corporate Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and authority, as the case may be, and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of such Subsidiary), and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies which may affect the enforcement of certain rights or remedies provided for in such Loan Documents.

            (d) Compliance with Other Loan Documents and Contemplated Transactions. Except as set forth on Schedule 6 hereto, the execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and any Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, or the partnership agreement, as the case may be, as such documents are amended, of the Borrower or of any Subsidiary of the Borrower, or under any material indenture, agreement, or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, (iv) conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any of the material Licenses, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

            (e) Business. The Borrower is a holding company for all its Subsidiaries and the Borrower, together with its Restricted Subsidiaries, is engaged in the business of owning, operating, and investing in Telecommunications Assets and Telecommunications Businesses or otherwise providing wireless communications or telecommunications services and in related business activities.

            (f) Licenses, Etc. The Licenses and all IOAs have been duly authorized by the grantors thereof and are in full force and effect. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. Except as set forth on Schedule 7 attached hereto, the Borrower and its Restricted Subsidiaries have secured all material Licenses and Necessary Authorizations and all such material Licenses and Necessary Authorizations are in full force and effect. Except as set forth on Schedule 7 attached hereto, neither any material License nor any material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

            (g) Compliance with Law. The Borrower and its Subsidiaries are in substantial compliance with all material Applicable Law.

            (h) Title to Assets. The Borrower has good, legal and marketable title to, or a valid leasehold interest in, all of the assets material to its business. Each of the Borrower's Restricted Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of the assets material to its business. None of such properties or assets held by the Borrower or any of its Restricted Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Restricted Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

            (i) Litigation. There is no action, suit, revocation, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, including without limitation any License or Necessary Authorization, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC), except as described on Schedule 8 attached hereto as of the Agreement Date or as subsequently disclosed to the Administrative Agent and the Lenders pursuant to Section 6.5 hereof; and no such action, suit, proceeding or investigation could reasonably be expected to have an adverse outcome which (i) calls into question the validity of this Agreement or any other Loan Document,
(ii) challenges the continued possession and use of any License granted by the FCC, by the Borrower, any of its Restricted Subsidiaries, or any Person in which the Borrower has, directly or indirectly, an Investment and such challenge could result in a Default pursuant to Section 8.1(l) or Section 8.1(m) hereof, or
(iii) except as expressly set forth on Schedule 8 (or as disclosed pursuant to Section 6.5), could have a Materially Adverse Effect.

            (j) Taxes. All federal, material state and other material tax returns (including information returns) of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

            (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders its audited financial statements on a consolidated basis with its Subsidiaries for the fiscal year ended December 31, 2003, which, together with other financial statements furnished to the Administrative Agent and the Lenders subsequent to the Agreement Date, are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and its Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended. Except as provided on Schedule 9 attached hereto, neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than (i) as disclosed in the financial statements referred to in the preceding sentence, (ii) those incurred in the ordinary course of business in connection with purchases of equipment or inventory that would not reasonably be expected to have a Materially Adverse Effect and (iii) as set forth or referred to in this Agreement.

            (l) No Adverse Change. Since December 31, 2003, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

            (m) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance in all material respects with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of Sections 10001 and 10002 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (Public Law No. 99-272), Section 4980B of the Internal Revenue Code. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in their respective Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. No Plan is subject to Title IV of ERISA. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty in any material amount on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code. Neither the Borrower nor any of its Subsidiaries is a participant in or is obligated to make any payment to a Multiemployer Plan. Neither the Borrower nor any of its Subsidiaries (1) has had either a complete withdrawal or a partial withdrawal under Section 4201 et. seq. of ERISA from a Multiemployer Plan which had "unfunded vested benefits" within the meaning of
Section 4211 of ERISA or (2) has ever received a notice and demand from the plan sponsor of a Multiemployer Plan under Section 4219(b)(1) of ERISA.

            (n) Compliance with Regulations T, U, and X. Neither the Borrower nor any Subsidiary of the Borrower is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose.

            (o) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement nor the issuance of any Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

            (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

            (q) Absence of Default, Etc. The Borrower and its Restricted Subsidiaries are in compliance in all respects with all of the provisions of their respective certificates or articles of incorporation and by-laws, or their partnership agreements, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a material default by the Borrower or any of its Restricted Subsidiaries under any material indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Restricted Subsidiaries in the amount of $1,000,000 or more, any License, or any judgment, decree or order in the amount of $1,000,000 or more to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries or any of their respective properties may be bound or affected. Neither the Borrower nor any of its Restricted Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, that could have a Materially Adverse Effect or result in the loss of any License issued by the FCC.

            (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders (including, without limitation, the Confidential Information Memorandum) were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter. No such information, report, prospectus or other paper or data contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made. No fact or situation is currently known to the Borrower which has had or could reasonably be expected to have a Materially Adverse Effect other than any fact or situation known to and affecting the wireless telephone or telecommunications industry generally.

            (s) Agreements with Affiliates and Management Agreements. Except as set forth on Schedule 10 attached hereto, neither the Borrower nor any of its Restricted Subsidiaries has (i) to the best of its knowledge, any written agreements or binding arrangements of any kind with any Affiliate or (ii) any material management or consulting agreements of any kind, not entered into in the ordinary course of business.

            (t) Payment of Wages. The Borrower and each of its Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, including, without limitation, the provisions of such Act relating to the payment of all minimum and overtime wages required by law to be paid to their respective employees.

            (u) Priority. The Security Interest is a valid and perfected first priority security interest in the Collateral in favor of the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, securing, in accordance with the terms of the Security Documents, the outstanding Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Restricted Subsidiaries, as the case may be), and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by the Communications Act, the FCC rules and policies and other public policies which may affect the enforcement of certain rights or remedies provided for in such Loan Documents.

            (v) Indebtedness. Except as permitted pursuant to Section 7.1 hereof, neither the Borrower nor any of its Restricted Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advance hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

            (w) Investments. All Investments of the Borrower and its Restricted Subsidiaries (other than Investments in publicly traded securities, of which no more than $25,000,000 are issued by any single Person, and which shall, in any event, not exceed $35,000,000 in the aggregate for all Persons, in each case as calculated at the lower of the historical cost thereof and the fair market value thereof as of the Agreement Date) are shown as of the Agreement Date on Schedule 1 attached hereto.

            (x) Real Estate. Other than as listed and described on Schedule 11 attached hereto, (i) neither the Borrower nor any of its Restricted Subsidiaries owns any real property, and (ii) no single parcel of such real estate has a fair market value on the Agreement Date in excess of $1,250,000.

            (y) Intellectual Property. The Borrower and each of the Restricted Subsidiaries own, possess or have the right to use all material licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights necessary to conduct their business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and such intellectual property of the Borrower and the Restricted Subsidiaries is not subject to any Lien, other than any Permitted Liens. All such material licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect in all material respects, and are not subject to any pending or, to the best knowledge of the Borrower, threatened attack or revocation.

            (z) Patriot Act. Neither the Borrower nor any of its Subsidiaries is in material violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.

            (aa) Solvency. (i) Immediately after giving effect to the Loans, the issuance of any Letters of Credit and the incurrence of the obligations incurred in connection therewith and the other transactions contemplated by this Agreement, the fair saleable value of the assets of the Borrower and its Subsidiaries (on a consolidated basis) will exceed the aggregate amount of all Indebtedness then outstanding of the Borrower and its Subsidiaries (on a consolidated basis); and (ii) after giving effect to the Loans, the issuance of any Letters of Credit and the incurrence of the obligations incurred in connection therewith and the other transactions contemplated by this Agreement
(A) the Borrower (on a consolidated basis with its Subsidiaries) anticipates that it will have sufficient proceeds from its Operating Cash Flow, the sale of assets in the ordinary course of business, available credit, and the proceeds of contemplated sales of assets not necessary for the Borrower's business (and the business of its Subsidiaries), sufficient to pay all Indebtedness and any contingent obligation as they become due; and (B) based on the present and anticipated needs for capital of the businesses conducted, or anticipated to be conducted in the future, by the Borrower and its Subsidiaries, the Borrower (on a consolidated basis with its Subsidiaries) will not be left with unreasonably small capital to finance the needs and anticipated needs of such businesses.

            (bb) Subordination. All Indebtedness of the Borrower and the Restricted Subsidiaries that are purportedly permitted under Section 7.1(e) are subject to terms of subordination as set forth in clause (v) of the definition of "Subordinated Debt" under Section 1.1.

      Section 4.2 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance except to the extent expressly applicable only to the Agreement Date or previously fulfilled in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

                                   ARTICLE 5.
                               General Covenants

      So long as any of the Obligations is outstanding and unpaid, any Letter of Credit shall be outstanding or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

      Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each of its Restricted Subsidiaries to:

            (a) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation and in each other state in which it operates a material part of its business, including, without limitation, the Licenses, all IOAs (in accordance with their respective terms) and all other Necessary Authorizations (other than any such the loss of which would not be materially disadvantageous to (i) the Lenders or (ii) the Borrower and its Subsidiaries, taken as a whole); and

          (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization prudent.

     Section 5.2 Business; Compliance with Applicable Law and Material Contracts. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) engage in the business of owning, operating and investing in Telecommunications Assets and Telecommunications Businesses or otherwise providing telecommunications services and in related business activities, and
(b) substantially comply with the requirements of all material Applicable Law and material contractual obligations, except for contractual obligations the non-compliance with which have not had and could not reasonably be expected to have a Materially Adverse Effect.

     Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted and except for surplus and obsolete properties) all properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Subsidiaries on a consolidated basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records in all material respects of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

     Section 5.5 Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to:

          (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Restricted Subsidiaries as is prudent and reasonably satisfactory to the Administrative Agent (including, without limitation, larceny, embezzlement, employee fidelity, and other criminal misappropriation insurance).

          (b) Keep their respective assets insured by responsible companies on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the wireless telephone industry and other wireless or telecommunications service industry, in accordance with industry standards, and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Restricted Subsidiaries.

          (c) Require that each insurance policy for the Borrower and its Restricted Subsidiaries provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, or material reduction in coverage, and name the Administrative Agent (for itself and for the ratable benefit of the Secured Parties) as additional named loss payee to the extent of the Obligations and additional named insured.

          (d) Subject to subsection (e), below, proceeds of insurance for the Borrower and its Restricted Subsidiaries paid to the Administrative Agent shall be applied to the payment or prepayment of the Obligations as provided under Section 2.10(c) or Section 8.3 hereof, as applicable. Any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrower or as otherwise required by law.

          (e) If in connection with any claim the Borrower or any one or more of its Restricted Subsidiaries shall be entitled to receive proceeds from any policy for insurance less than the lesser of $10,000,000 or ten percent (10%) of the gross revenues of the Borrower and its Restricted Subsidiaries for the prior fiscal year, then the Borrower or any one or more of its Restricted Subsidiaries shall have the right to elect either to use such proceeds to repair or rebuild the affected Telecommunications Assets or to remit such proceeds to the Administrative Agent as provided under Section 5.5(d) hereof. In the event such insurance proceeds from any such claim exceed such threshold, the Administrative Agent shall hold such proceeds pending its receipt from the Borrower of a plan for the use of such proceeds and the approval of such plan by the Majority Lenders.

     Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might reasonably be expected to become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Restricted Subsidiaries to, timely file all material information returns required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice to the Borrower or such Restricted Subsidiary and during normal business hours (a) visit and inspect the properties of the Borrower or such Restricted Subsidiary, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, all at the Borrower's expense in the case of actions described in the foregoing clauses (a) through (c) by the Administrative Agent's representatives. The Borrower and each of its Restricted Subsidiaries will also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, at the Borrower's expense in the case of discussions between the Administrative Agent's representatives and such respective auditors.

     Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions regarding subordination herein or as set forth in any other Loan Document, the Borrower will, and will cause each of its Restricted Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

     Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances (a) for the Refinancing, (b) at the Borrower's election, to repay all fees and other amounts in connection with the financing transactions contemplated by this Credit Agreement, (c) to finance Permitted Investments, (d) to fund Capital Expenditures, (e) to (directly or indirectly through Restricted Subsidiaries) acquire Telecommunications Assets and Telecommunications Businesses as permitted hereunder, (f) to make Restricted Payments and Restricted Purchases that are permitted under Section 7.7 hereof, and (g) for working capital and other general corporate purposes. No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

     Section 5.10 Real Estate. The Borrower will, and will cause its Restricted Subsidiaries to, grant a mortgage securing the Obligations to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent (each such mortgage being a "Mortgage"), covering each parcel of real estate having a fair market value, exclusive of equipment, in excess of $1,250,000 acquired by the Borrower or any of its Restricted Subsidiaries after the Agreement Date, promptly (but in no event more than 30 days) after any such acquisition. The Borrower will, and will cause its Restricted Subsidiaries to, deliver to the Administrative Agent all documentation, including opinions of counsel and policies of title insurance, which in the reasonable opinion of the Administrative Agent is appropriate with each such grant, including any Phase I environmental audit requested by the Administrative Agent or any Lender.

     Section 5.11 Indemnity. The Borrower, for itself and on behalf of each of its Restricted Subsidiaries agrees, jointly and severally, to indemnify and hold harmless each Lender and the Administrative Agent and each of their respective affiliates, employees, representatives, officers, trustees, agents (in the case of Approved Funds), investment advisors and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable attorneys', experts', agents', consultants' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith, whether or not the Borrower, any Restricted Subsidiary of the Borrower, or the Person seeking indemnification is the prevailing party, whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, (a) resulting from any breach or alleged breach by the Borrower or any Restricted Subsidiary of the Borrower of any representation, warranty, or covenant made hereunder or under any other Loan Document; (b) arising out of or in connection with (i) any Commitment, any Loans, any Letter of Credit or otherwise under this Agreement or any other Loan Document (including the taking of Collateral for the Obligations), including the use of the proceeds of Loans or any Letter of Credit hereunder in any fashion by the Borrower or any of its Restricted Subsidiaries or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Restricted Subsidiaries, (ii) allegations of any participation by the Lenders or the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Restricted Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Restricted Subsidiaries for any reason, or (iii) any claims against the Lenders or the Administrative Agent, or any of them, by any shareholder, partner, or other investor in or lender to the Borrower or any Restricted Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of any Commitment, any Loans, any Letter of Credit or otherwise under this Agreement or any other Loan Document; or (c) in connection with fees and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case by a final, non-appealable judicial order. The obligations of the Borrower and the Restricted Subsidiaries under this Section
5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower or any Restricted Subsidiary might otherwise have in connection with any warranties or similar obligations of the Borrower or such Restricted Subsidiary in any other agreement or instrument or for any other reason.

     Section 5.12 Interest Rate Hedging. Within ninety (90) days from the Agreement Date, and at the end of each fiscal quarter thereafter, the Borrower shall have entered into or maintained in effect one or more Hedge Agreements in such aggregate notional amount as necessary so that, with respect to no less than fifty percent (50%) of the then outstanding Total Debt of the Borrower, the Borrower's obligations to make floating rate interest payments thereunder will be hedged with fixed rate payments to be paid under such Hedge Agreements. Such Hedge Agreements shall provide interest rate protection on terms (including, without limitation, consideration of the creditworthiness of the other party to the proposed Hedge Agreement) reasonably acceptable to (and with parties reasonably acceptable to) the Administrative Agent for an average period of the lesser of (a) three (3) years from the date of such Hedge Agreement or Hedge Agreements and (b) the period remaining from the date thereof until (i) the Initial Maturity Date with respect to any Hedge Agreement or Hedge Agreements entered into in connection with the Revolving Loans and the Term A Loans and
(ii) the Maturity Date with respect to any Hedge Agreement or Hedge Agreements entered into in connection with the Term B Loans. All Obligations of the Borrower to any of the Lenders pursuant to any Secured Hedge Agreement shall rank pari passu with all other Obligations. Any prepayment, acceleration, reduction, increase or any other change in the terms of the Loans hereunder will not alter the notional amount of any such Secured Hedge Agreement or otherwise affect the Borrower's obligation to continue making payments under any such Secured Hedge Agreement, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of such Secured Hedge Agreement.

     Section 5.13 Covenants Regarding Formation of Subsidiaries and the Making of Acquisitions.

          (a) At the time of any Acquisition permitted hereunder by the Borrower or any Restricted Subsidiary, or the formation of any new Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries (except for Restricted Subsidiaries which are then inactive and which have no assets) which is permitted under this Agreement, the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, to (a) in the case of the formation or Acquisition of a new Restricted Subsidiary, provide to the Administrative Agent an executed Subsidiary Security Agreement for such new Restricted Subsidiary, in substantially the form of Exhibit J attached hereto, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit H attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit M, Exhibit N or Exhibit O attached hereto, as appropriate, together with appropriate attachments; (b) in the case of any Acquisition by the Borrower or any Restricted Subsidiary or the formation of any new Restricted Subsidiary, pledge to the Administrative Agent all of the stock (or other instruments or securities evidencing ownership) of such Restricted Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Restricted Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, Subsidiary Pledge Agreement, or a new Subsidiary Pledge Agreement in substantially the form of Exhibit I attached hereto, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) in any case, provide all other documentation, including one or more opinions of counsel reasonably satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate with respect to such Acquisition or the formation of such Restricted Subsidiary. Except for Investments in Unrestricted Subsidiaries but subject to Section 5.13(b), Investments made by the Borrower or any of its Restricted Subsidiaries after the Agreement Date shall also be treated as additional Collateral (including as provided in Section 7.6(f)) and shall be subject to the provisions of appropriate Security Documents; provided that solely with respect to Investments in publicly traded securities that do not constitute an Acquisition or a part of an Acquisition, and which shall, in any event, not exceed $35,000,000 in the aggregate (as calculated at the lower of the historical cost thereof and the fair market value thereof as of the date of determination), such Investments shall not be subject to the provisions in this sentence (it being understood that only the aggregate amount of such Investments in excess of $35,000,000 shall be pledged to the Administrative Agent for the benefit of the Secured Parties under the Security Documents). Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

          (b) The Borrower shall cause all of the stock of any new Unrestricted Subsidiary (which is a direct Subsidiary of the Borrower, or a direct subsidiary of a Restricted Subsidiary) to be pledged to the Administrative Agent pursuant to the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as additional Collateral for the Obligations.

     Section 5.14 Designation of Unrestricted Subsidiaries as Restricted Subsidiaries.

          (a) Upon not less than three (3) Business Days' prior written notice by the Borrower to the Administrative Agent, any Unrestricted Subsidiary of the Borrower may be designated as a Restricted Subsidiary hereunder; provided that
(i) no Default then exists or would be caused thereby, (ii) any such Subsidiary does not (at the time of such designation) have outstanding any Indebtedness for Money Borrowed other than Permitted Debt, or any Liens on its assets or properties other than Permitted Liens, (iii) the Borrower shall have demonstrated its continued compliance on a pro forma basis through the Maturity Date with the financial covenants contained in Section 7.8 hereof, and (iv) such Subsidiary shall provide to the Administrative Agent an executed Subsidiary Security Agreement, in substantially the form of Exhibit J attached hereto, together with appropriate UCC-1 financing statements, an executed Subsidiary Guaranty in substantially the form of Exhibit H attached hereto, and a Subsidiary Pledge Agreement (given by itself if appropriate and, if its stock or other securities are not then Collateral, given by its parent company), in substantially the form attached hereto, as Exhibit I, together with appropriate stock certificates and stock powers therefor, as well as an appropriate loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit M, Exhibit N or Exhibit O, attached hereto, as appropriate. Such new Restricted Subsidiary shall also provide all other documentation which in the reasonable opinion of the Administrative Agent is appropriate with respect to the designation of such Unrestricted Subsidiary as a Restricted Subsidiary, including legal opinions if advisable, all of which documents shall constitute Security Documents and Loan Documents for purposes of this Agreement.

          (b) Pursuant to Section 7.12, the Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary.

     Section 5.15 Payment of Wages. The Borrower and each of its Restricted Subsidiaries shall at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

     Section 5.16 CoBank Patronage Capital. So long as CoBank is a Lender hereunder, the Borrower will acquire or maintain ownership of non-voting participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank's Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of non-voting participation certificates that the Borrower may be required to acquire or maintain in CoBank in connection with the Loans may not exceed the lower of $1,000 and the maximum amount permitted by the Bylaws at the time this Agreement is entered into. The rights and obligations of the parties with respect to such non-voting participation certificates and any distributions made on account thereof or on account of the Borrower's patronage with CoBank shall be governed by CoBank's Bylaws. The Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. Section
1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at the stated dollar amounts whether the distribution is evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank. CoBank's Pro Rata Share of the Loans and other Obligations due to CoBank shall be secured by a statutory first lien on all equity which the Borrower may now own or hereafter acquire in CoBank. Such equity shall not, however, constitute security for the Obligations due to any other Lender. CoBank shall not be obligated to set off or otherwise apply such equities to the Borrower's obligations to CoBank.

     Section 5.17 Separateness from Unrestricted Subsidiaries. The Borrower will, and will cause its Restricted Subsidiaries to, do all things necessary to maintain its and its Restricted Subsidiaries' corporate existence separate and apart from each Unrestricted Subsidiary so that in the event of a bankruptcy proceeding of any Unrestricted Subsidiary under Title 11 of the United States Code, a court properly presented with the facts would not grant an order substantively consolidating the assets and liabilities of the Borrower or any Restricted Subsidiary with those of such Unrestricted Subsidiary.

     Section 5.18 Further Assurances. Promptly upon request by any Agent, or any Lender through the Administrative Agent, the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, to (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

                                   ARTICLE 6.
                              Information Covenants

     So long as any of the Obligations is outstanding and unpaid, any Letter of Credit shall be outstanding or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

     Section 6.1 Quarterly Financial Statements and Information. Within sixty
(60) days after the last day of each quarter of each fiscal year of the Borrower, unaudited balance sheets of the Borrower on a consolidated basis with its Restricted Subsidiaries, and on a consolidated basis with all of its Subsidiaries, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated basis with its Restricted Subsidiaries, and on a consolidated basis with all of its Subsidiaries, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and the appropriate prior period (but only for such quarter and other periods for which such comparative figures are available) and shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP (except as to the exclusion of certain Subsidiaries which should be consolidated with the Borrower under GAAP), the financial position of the Borrower on a consolidated basis with its Restricted Subsidiaries and on a consolidated basis with all of its Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     Section 6.2 Annual Financial Statements and Information. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheets of the Borrower on a consolidated basis with its Restricted Subsidiaries, and on a consolidated basis with all of its Subsidiaries, as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and, to the extent available, for the previous two (2) fiscal years, the related audited consolidated statements of changes in shareholders' equity for such fiscal year and, to the extent available, for the previous two (2) fiscal years, and related audited consolidated statements of cash flows of such fiscal year and, to the extent available, for the previous two (2) fiscal years, which shall be accompanied by an opinion of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Article 7 hereof.

     Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, the Performance
Certificate:

          (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish
(i) any interest rate adjustment, as provided for in Section 2.3(f) hereof, and
(ii) whether or not the Borrower was in compliance with the requirements of
Section 7.8 hereof;

          (b) setting forth on a consolidated basis for the Borrower and its Restricted Subsidiaries, for each such fiscal quarter or fiscal year, as the case may be, (i) the number of subscribers to the Borrower's Telecommunications Businesses at the beginning of such period, (ii) the number of gross new subscribers to the Borrower's Telecommunications Businesses added and deactivated subscribers to the Borrower's Telecommunications Businesses lost during such period, and (iii) the number of subscribers to the Borrower's Telecommunications Businesses at the end of such period; and

          (c) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

     Section 6.4 Copies of Other Reports.

          (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

          (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License held by the Borrower or any Restricted Subsidiary from the FCC.

          (c) In connection with any proposed Acquisition by the Borrower or any Restricted Subsidiary described in Section 7.6(d)(ii) and promptly upon each request, such data, certificates, reports, statements, opinions of counsel prepared for the Administrative Agent and the Lenders, or any of them, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender may reasonably request.

          (d) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year.

          (e) Annually, and in no event later than January 31 of any year, a copy of the Borrower's annual financial forecasts for itself and its Restricted Subsidiaries for such fiscal year.

     Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than ten (10) days after any officer of the Borrower becomes aware of the occurrence of any of the following events:

          (a) the commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating materially adversely to the Borrower or any Restricted Subsidiary of the Borrower, or any of their respective properties, assets or businesses or any License;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any Restricted Subsidiary of the Borrower, other than changes in the ordinary course of business which have not had and could not reasonably be expected to have a Materially Adverse Effect;

          (c) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by the Borrower or any Restricted Subsidiary of the Borrower under any material agreement other than this Agreement to which the Borrower or any Restricted Subsidiary of the Borrower is a party or by which any of their respective properties may be bound, or (B) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

          (d) the occurrence of a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries that would result in the imposition on the Borrower or any of its Subsidiaries of a tax or penalty in any material amount or any Reportable Event with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan; and

          (e) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.

                                   ARTICLE 7.
                               Negative Covenants

     So long as any of the Obligations is outstanding and unpaid, any Letter of Credit shall be outstanding or the Borrower has a right to borrow from the Lenders hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 7.1 Indebtedness of the Borrower and its Restricted Subsidiaries. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

          (a) The Obligations;

          (b) Current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

          (c) Senior Unsecured Debt;

          (d) Capitalized Lease Obligations and secured and unsecured Indebtedness for Money Borrowed in addition to other Indebtedness permitted under this Section 7.1 in an aggregate amount not to exceed $100,000,000;

          (e) Subordinated Debt;

          (f) Indebtedness secured by Permitted Liens described in clauses (g),
(h) and (j) of the definition of "Permitted Liens";

          (g) Obligations under Hedge Agreements incurred in the ordinary course of business and consistent with prudent business practice;

          (h) Indebtedness of the Borrower or any of its Wholly Owned Restricted Subsidiaries to the Borrower or any other Wholly Owned Restricted Subsidiary, and Indebtedness expressly permitted under Section 7.5 hereof; and

          (i) Indebtedness representing replacement, renewal, extension, refinancing or refunding of the foregoing; provided, however, that such Indebtedness does not exceed the principal amount of outstanding or committed Indebtedness so replaced, renewed, extended, refinanced or refunded plus financing fees and other expenses associated therewith; provided further, however, that (A) such replacing, renewing, extending, refinancing or refunding Indebtedness shall have no mandatory repayments or redemptions prior to the Indebtedness being replaced, renewed, extended, refinanced or refunded and (B) in the case of any replacing, renewing, extending, refinancing or refunding of Indebtedness pari passu to the Obligations hereunder, the replacing, renewing, extending, refinancing or refunding Indebtedness is made pari passu or subordinated to the Obligations hereunder and, in the case of any replacing, renewing, extending, refinancing or refunding of Indebtedness subordinated to the Obligations hereunder, the replacing, extending, refinancing or refunding Indebtedness is made subordinate to the Obligations hereunder to substantially the same or a greater extent as the Indebtedness replaced, renewed, extended, refinanced or refunded.

     Section 7.2 Limitation on Liens. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.3 Amendment and Waiver. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, except in connection with a transaction otherwise permitted hereunder, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of, any of its Subordinated Debt or its articles or certificate of incorporation or, as applicable, partnership agreement.

     Section 7.4 Liquidation, Merger, Disposition of Assets.

          (a) Disposition of Assets. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, at any time sell, lease, abandon, transfer, assign, or otherwise dispose of any of its or their Telecommunications Assets (other than sales, leases or other dispositions of inventory and obsolete equipment in the ordinary course of business and other than any sale or disposition of cash or Cash Equivalents) unless (i) any Net Proceeds therefrom are applied as provided in Section 2.8 hereof, (ii) Section 7.6(f) hereof is complied with (if applicable), (iii) any such sale, lease or disposition resulting in Net Proceeds in excess of $10,000,000 is made for fair market value as determined by the Board of Directors of the Borrower, (iv) any swap of Telecommunications Assets or Telecommunications Businesses is otherwise permitted in Section 7.6(b) hereof, (v) any sale and leaseback transactions involving transmission towers must be a Permitted Tower Transaction, (vi)(A) at least 75% of the consideration received consists of cash or readily marketable cash equivalents or the assumption of Indebtedness of the Borrower or any Restricted Subsidiary or (B) so long as no Event of Default or Default has occurred and is continuing, the consideration paid to the Borrower or such Restricted Subsidiary consists of assets or capital stock or other ownership interests of a Telecommunications Business and (vii) no Default then exists or would be caused thereby (unless such sale, lease, abandonment or other disposal would cure any such Default). At the time of any such Permitted Asset Sale hereunder in which the aggregate consideration therefor exceeds $10,000,000, the Borrower shall provide the Administrative Agent and the Lenders with projections assuming the consummation of the Permitted Asset Sale and demonstrating pro forma compliance with Section 7.8 hereof for the remaining term of this Agreement.

          (b) Liquidation or Merger. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger; provided that if no Default then exists or would be caused thereby, the following such transactions are permitted: (i) a merger among the Borrower and one or more Restricted Subsidiaries, provided the Borrower is the surviving corporation; (ii) a merger between or among two or more Restricted Subsidiaries; (iii) an Acquisition permitted hereunder effected by a merger in which the Borrower or a Restricted Subsidiary of the Borrower is the surviving Person; and (iv) a liquidation or dissolution of one or more Restricted Subsidiaries into its or their parent entity (provided the Borrower or one of its Restricted Subsidiaries is such parent entity).

          (c) Wireless International. Anything to the contrary in this Section
7.4 notwithstanding, the sale of all or any portion of the equity interests of Wireless International or any Subsidiary of Wireless International or the sale of all or any portion of the assets of Wireless International or any Subsidiary of Wireless International and the spin-off of Wireless International or any Subsidiary of Wireless International (whether by merger, private sale or public offering of its equity interests or sale of all or substantially all of its assets) shall be permitted so long as the conditions set forth in clauses (ii),
(iii) and (vii) of Section 7.4(a) shall be satisfied.

     Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a Guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) obligations under agreements of the Borrower or any of its Restricted Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (c) as may be contained in any Loan Document including, without limitation, the Subsidiary Guaranty, or (d) a Guaranty of any obligation of any employee of the Borrower or any of its Restricted Subsidiaries, provided that the aggregate amount guaranteed under all such Guaranties shall not exceed $1,000,000 at any time, or (e) Guaranties in existence on the Agreement Date, as described on Schedule 12 attached hereto, of obligations of certain Unrestricted Subsidiaries under certain cell site, retail outlet, and other real estate leases, provided that (i) the maximum amount of rent and other obligations so guaranteed shall not exceed $3,500,000, and (ii) no such lease shall have its term extended without termination of the related Borrower or Restricted Subsidiary Guaranty or (f) Guaranties of obligations of Unrestricted Subsidiaries so long as such Guaranties are included as part of Total Debt.

     Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, make any Investment in any Person, or make any Acquisition, except that the Borrower may make Investments in its own Restricted Subsidiaries, that each Restricted Subsidiary may make Investments in another Restricted Subsidiary, that the Borrower may enter into Hedge Agreements permitted under Section 7.1(g), that the Borrower may purchase or acquire equities in CoBank in an aggregate amount not to exceed $1,000, as set forth in Section 5.16, and that, so long as no Default exists before and immediately after giving effect thereto:

          (a) Cash Equivalents. The Borrower and its Restricted Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase,
(ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national bank the deposits of which are insured by the Federal Deposit Insurance Corporation and having capital, surplus and undivided profits totaling more than $100 million and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, (iv) purchase marketable, direct obligations of State and municipal governments located within the United States of America, rated "AA" or better by Standard and Poor's Ratings Group maturing within three hundred sixty-five (365) days of the date of purchase, (v) purchase taxable and municipal auction rate securities with an auction cycle of less than or equal to thirty-five (35) days and rated "AA" or better by Standard and Poor's Ratings Group, which securities may be freely sold back to the seller or sellers of such securities by the Borrower and its Restricted Subsidiaries within thirty-five (35) days of the date of purchase and (vi) purchase shares of any open-end investment company registered under the Investment Company Act of 1940, that invests all or substantially all of its funds in the items described in clauses (i) through (v) above, which meets the requirements set forth in Rule 2a-7, Money Market Funds, under that Act, made available by any Lender or its Affiliate;

          (b) Acquisitions. Subject to compliance with Section 7.6(d), the Borrower and its Restricted Subsidiaries may make Acquisitions of Telecommunications Assets and Telecommunications Businesses (including swaps of Telecommunications Assets and Telecommunications Businesses);

          (c) Investments. Subject to compliance with Section 7.6(d), the Borrower and its Restricted Subsidiaries may make Investments (including, without limitation, investments in Persons that are Unrestricted Subsidiaries and that are not Subsidiaries) in an aggregate amount not to exceed at any time the sum of (i) an amount equal to $250,000,000, which amount shall be reduced to $200,000,000 (the "Reduction") upon and following the earlier of December 31, 2004 and the date on which the Wireless International Refinancing shall occur, plus (ii) an amount equal to the Net Proceeds received by the Borrower or any Restricted Subsidiaries from (without double-counting) (A) the sale or issuance of any equity interests of Wireless International after the Agreement Date, (B) the sale of any assets of Wireless International after the Agreement Date, (C) the sale or issuance of any equity interests of the Borrower after the Agreement Date and (D) any cash dividend distributions or other cash payments to the Borrower or any Restricted Subsidiaries made by Wireless International after the Agreement Date; provided, that the aggregate Unused Revolving Commitments shall be at least $100,000,000 after giving effect to each such Investment; provided further, that an Investment shall be deemed to have been made for purposes of this Section 7.6(c) upon the issuance of each Letter of Credit issued for the account of any Unrestricted Subsidiary in an amount equal to the Available Amount of such Letter of Credit, unless and until the time when such Letter of Credit shall have been terminated without any drawing thereunder prior to or upon such termination; provided further, that if the aggregate amount of Investments made by the Borrower and its Restricted Subsidiaries after the Agreement Date but prior to the Reduction shall be less than the foregoing sum immediately prior to giving effect to the Reduction but shall be higher than such sum immediately after giving effect to the Reduction, the Borrower and its Restricted Subsidiaries shall be deemed not to have breached the provisions in this Section 7.6(c) by reason of the Reduction and thenceforth shall be prohibited from making any further Investment unless and until the time when such Investment, when aggregated with other Investments made by the Borrower and its Restricted Subsidiaries after the Agreement Date, shall be less than the foregoing sum as a result of an increase of the amount described in the foregoing clause (ii).

          (d) Conditions to Acquisitions and Investments. No Acquisition or Investment otherwise permitted under Section 7.6(b) or (c) hereof may be consummated unless:

              (i) (A) The Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.8 before and immediately after giving effect to such Acquisition or Investment, as the case may be, (B) no Default shall have occurred and be continuing (or would occur immediately after giving effect thereto) and (C) in the case of an Investment, such Investment shall not be reasonably expected to have a Materially Adverse Effect;

              (ii) With respect to any Acquisition or Investment of more than $10,000,000 (other than Investments in publicly traded securities, of which no more than $25,000,000 are issued by any single Person, and which shall, in any event, not exceed $35,000,000 in the aggregate for all Persons, in each case as calculated at the lower of the historical cost thereof and the fair market value thereof as of the date of determination), the Borrower shall provide the Administrative Agent and the Lenders with notice thereof, not less than ten (10) days prior to the proposed closing thereof, and with copies of all material information pertaining to such Acquisition or Investment, as the case may be, and a certificate signed by the chief financial officer of the Borrower, certifying the Borrower's pro forma compliance with the covenants listed in clause (i) of this Section 7.6(d), together with any calculations necessary to demonstrate such compliance;

              (iii) Section 5.13 of this Agreement has been complied with; and

              (iv) Any swap of Telecommunications Assets or Telecommunications Businesses must be exchanged for fair market value, as determined by the board of directors of the Borrower or the applicable Restricted Subsidiary making such exchange.

          (e) Employee Loans. The Borrower and its Restricted Subsidiaries may make loans to employees, (i) in connection with stock option plans, provided (x) such loans do not involve cash payments by the Borrower and (y) the Borrower and its Restricted Subsidiaries incur no obligations at any time to repurchase the stock so purchased, and (ii) for all other purposes in an amount not to exceed, in the aggregate outstanding at any time, $2,000,000.

          (f) Seller Paper. The Borrower and its Restricted Subsidiaries, in connection with its receipt of Net Proceeds, may receive and hold one or more promissory notes or other evidences of Indebtedness for Money Borrowed; provided that (i) such promissory notes or other evidences of Indebtedness for Money Borrowed shall be endorsed to the order of the Administrative Agent as additional Collateral for the Obligations, and (ii) at no time shall the aggregate amount of such outstanding Indebtedness held by the Borrower and its Restricted Subsidiaries exceed $50,000,000.

     Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that so long as no Default exists before and immediately after giving effect thereto:

          (a) So long as the aggregate Unused Revolving Commitments shall be at least $100,000,000 immediately after giving effect thereto and no Materially Adverse Effect shall result therefrom,

               (i) At any time that the Leverage Ratio as of the immediately preceding fiscal quarter is greater than 4.00 to 1.00 as reported to the Administrative Agent and the Lenders pursuant to Section 6.3, the Borrower may make Restricted Payments and Restricted Purchases in the aggregate amount not to exceed $200,000,000; and

               (ii) At any time that the Leverage Ratio as of the immediately preceding fiscal quarter is equal to or less than 4.00 to 1.00 as reported to the Administrative Agent and the Lenders pursuant to
          Section 6.3, the Borrower may make any Restricted Payment or Restricted Purchase;

provided that in each case the Borrower shall provide the Lenders with a certificate of the chief financial officer of the Borrower, demonstrating pro forma compliance with Section 7.8 hereof, immediately after giving effect to such Restricted Payment or Restricted Purchase;

          (b) The Borrower may make scheduled payments of interest on its Subordinated Debt;

          (c) The Borrower may make payments required under the Distribution Agreement;

          (d) The Borrower and its Restricted Subsidiaries may make Restricted Payments and Restricted Purchases which are permitted to be made under Section
7.6 hereof; and

          (e) The Borrower and its Restricted Subsidiaries may make Restricted Purchases of minority ownership interests in the Borrower and its Restricted Subsidiaries from Persons who are not Affiliates of the Borrower; provided that such minority ownership interests so purchased shall become additional Collateral for the Obligations pursuant to the terms of one or more of the Security Documents.

     Section 7.8 Financial Covenants.

          (a) Ratio of Operating Cash Flow to Cash Interest Expense. The Borrower shall not permit the ratio as of the end of any fiscal quarter of (i) its Operating Cash Flow for the two (2) fiscal quarter period then ended, to
(ii) its Cash Interest Expense for such two (2) fiscal quarter period, to be less than the ratio set forth below opposite the period during which the last day of such two-quarter period ends:

Quarter Ended:                                    Ratio:
-------------                                     -----
March 31, 2004 through
   June 30, 2007                                 2.25 to 1.00
September 30, 2007 and thereafter                2.50 to 1.00

          (b) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter to be less than the ratio set forth below for any fiscal quarter ending during the periods indicated below:

Quarter Ended:                                    Ratio:
-------------                                     -----
March 31, 2004 through                           1.00 to 1.00
   March 31, 2006
June 30, 2006 and thereafter                     1.10 to 1.00

          (c) Leverage Ratio. The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below at any time during any fiscal quarter ending during the periods indicated below:

Quarter Ended:                                  Leverage Ratio:
-------------                                   --------------
March 31, 2004 through                           5.75 to 1.00
   September 30, 2005
December 31, 2005 through                        5.50 to 1.00
   March 31, 2007
June 30, 2007 through     March 31,              5.25 to 1.00
2009
June 30, 2009 and thereafter                     5.00 to 1.00

          (d) Senior Secured Debt Leverage Ratio. The Borrower shall not at any time permit the Senior Secured Debt Leverage Ratio to exceed the ratio set forth below at any time during any fiscal quarter ending during the periods indicated below:

                                            Senior Secured Debt Leverage
Quarter Ended:                                       Ratio:
--------------                                       ------
March 31, 2004 through                           3.75 to 1.00
  September 30, 2005
December 31, 2005 through                        3.50 to 1.00
  March 31, 2007
June 30, 2007 through March                      3.25 to 1.00
31, 2009
June 30, 2009 and thereafter                     3.00 to 1.00

     Section 7.9 Affiliate Transactions. Except as specifically provided herein (including, without limitation, Section 7.7 hereof) and as may be described on
Schedule 10 attached hereto, the Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, at any time engage in any material transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, unless such transaction (a) is determined by the board of directors of the Borrower or such Restricted Subsidiary to be in the best interests of the Borrower or such Restricted Subsidiary, and (b) such transaction is on terms no less advantageous to the Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.10 Real Estate. Neither the Borrower nor any of its Restricted Subsidiaries shall purchase or become obligated to purchase any single parcel of real estate having a purchase price in excess of $1,250,000 except in compliance with Section 5.10 hereof.

     Section 7.11 ERISA Liabilities. The Borrower shall not, and shall cause each of its Subsidiaries not to, (a) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans on an ongoing basis, or (b) enter into any Multiemployer Plan.

     Section 7.12 Re-Designation of a Restricted Subsidiary. The Borrower shall not designate a Restricted Subsidiary as an Unrestricted Subsidiary.

     Section 7.13 Limitation on Preferred Stock of Restricted Subsidiaries. The Borrower shall not permit any Restricted Subsidiary to create or issue any preferred stock except for (a) preferred stock outstanding on the Agreement Date, (b) preferred stock issued to and held by the Borrower or any other Restricted Subsidiary, (c) preferred stock issued by a Person prior to the time such Person became a direct or indirect Restricted Subsidiary, (d) preferred stock issued by a Restricted Subsidiary, the proceeds of which are used to refinance any outstanding preferred stock of such Restricted Subsidiary, with an aggregate liquidation preference not to exceed the liquidation preference of the preferred stock so refinanced, plus the amount of any financing fees and other expenses incurred in connection with such refinancing; provided that such refinancing preferred stock, by its terms, or by the terms of the agreement or instrument pursuant to which such preferred stock is issued, does not provide for payments of liquidation values at its stated maturity or by way of a sinking fund or by way of any mandatory redemption, defeasance, retirement or repurchase, prior to the stated maturity of the preferred stock being refinanced, or (v) preferred stock issued by a Restricted Subsidiary with a cumulative liquidation preference in an amount which would be permitted hereunder to be incurred as Indebtedness.

     Section 7.14 Negative Pledge. The Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, enter into after the Agreement Date or permit to exist after the Agreement Date any new agreement (other than this Agreement or any other Loan Document) that limits or conditions the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person except that this Section 7.14 shall not prohibit (a) any restrictions on the transfer of assets imposed by any of the Licenses as now in effect or by the Communications Act, any state laws, and any regulations thereunder, (b) any negative pledge incurred or provided in connection with any Lien referred to in clause (e) of the definition of "Permitted Lien" in Article 1 solely to the extent any such negative pledge relates to the property secured by or the subject of such Lien or (c) any restrictions on any Restricted Subsidiary under any agreement in effect at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower.

     Section 7.15 Payment Restrictions Affecting Subsidiaries. The Borrower shall not, directly or indirectly, enter into after the Agreement Date or suffer to exist after the Agreement Date, or permit any of its Restricted Subsidiaries to enter into after the Agreement Date or suffer to exist after the Agreement Date, any new agreement or arrangement limiting the ability of any of its Restricted Subsidiaries to declare or pay dividends or other distributions in respect of its equity interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Restricted Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (a) the Loan Documents and (b) any agreement in effect at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower.

     Section 7.16 Speculative Transactions. The Borrower shall not, and shall cause each of its Subsidiaries not to, engage in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                                   ARTICLE 8.
                                    Default

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

          (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove to be incorrect or misleading in any material respect when made, or when deemed to be made pursuant to Section 4.2 hereof;

          (b) The Borrower (i) shall default in the payment of any principal amount of the Loans, or (ii) shall default in the payment of any interest, fees or other amounts payable to the Lender Parties, the Administrative Agent, or any of them, when due, and such Default, in the case of this clause (ii), shall not be cured by payment in full within three (3) Business Days;

          (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 7 hereof;

          (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the date of occurrence of such default;

          (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default;

          (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Restricted Subsidiaries; or an involuntary petition shall be filed or case commenced against the Borrower or any of its Restricted Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall continue undismissed for a period of forty-five (45) consecutive days;

          (g) The Borrower or any of its Restricted Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or the Borrower or any its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of any such action;

          (h) A judgment shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $10,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries which, together with all other such property of the Borrower or any of its Restricted Subsidiaries subject to other such process, exceeds in value $10,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid, discharged or reduced to an amount less than $10,000,000;

          (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty in any material amount on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code and, in each case, such event or condition, together with other such events or conditions, if any, would subject the Borrower and its Subsidiaries to any tax, liability or penalty in excess of $1,000,000;

          (j) There shall occur (i) any default under any Indebtedness (other than the Loans) of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000 at maturity and which default shall continue unremedied for any applicable period of time sufficient to allow the holder of such Indebtedness to accelerate the maturity of such Indebtedness;
(ii) any default under any Indebtedness of any Unrestricted Subsidiary, which Indebtedness is in an aggregate principal amount exceeding $100,000,000 at maturity and which default shall continue unremedied for any applicable period of time sufficient to allow the holder of such Indebtedness to accelerate the maturity of such Indebtedness; (iii) any default under any Hedge Agreement having a notional principal amount $5,000,000 or more; or (iv) unless otherwise permitted herein, any defeasance or any other action the result of which is to defease or repay any Subordinated Debt without payment in full of the Obligations;

          (k) The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C.
Section 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and such order shall not have been rescinded within sixty (60) days after such delivery, with respect to any material License;

          (l) One or more Licenses shall be terminated or revoked such that the Borrower and its Restricted Subsidiaries are no longer able to operate the related Telecommunication Business or any portion thereof and retain the revenue received therefrom or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and its Restricted Subsidiaries are no longer able to operate the related Telecommunication Business or any portion thereof and retain the revenue received therefrom, except in the event that the termination or revocation could not reasonably be expected to have a Materially Adverse Effect;

          (m) Any Security Document or any Note or any other Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries, or by any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

          (n) Any Security Document shall for any reason fail or cease to create, or the Borrower or any of its Subsidiaries shall contest in any manner that any Security Document creates, a valid and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby, subject to any Permitted Lien, or any such Lien or Security Interest shall cease to be perfected (except if such failure results from the Administrative Agent's failure to file any UCC-3 continuation statement in the appropriate jurisdiction or to maintain possession or control of such portion of the Collateral as a result of a sale or assignment of such Collateral by the Administrative Agent), or the Borrower or any of its Subsidiaries shall contest in any manner the perfection of such Lien or Security Interest; or

          (o) There shall be a Change of Control.

     Section 8.2 Remedies.

          (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders, may formally declare that an Event of Default has occurred and, at the request of the Majority Lenders, may (i) terminate all or any portion of the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than in respect of purchases of participations in Swing Line Loans pursuant to Section 2.2(f) or Letter of Credit Loans by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(g)(ii)) and of the Issuing Bank to issue Letters of Credit and (ii) declare the principal of and interest on the Loans and any Notes and all other amounts owed to the Lender Parties and the Administrative Agent under this Agreement and any Notes and any other Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate and all such amounts shall be immediately due and payable.

          (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), all principal, interest and other amounts due hereunder and under any Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable, the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than in respect of purchases of participations in Swing Line Loans pursuant to Section 2.2(f) or Letter of Credit Loans by the Issuing Bank or a Revolving Lender pursuant to Section 2.2(g)(ii)) and of the Issuing Bank to issue Letters of Credit shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent, the Lender Parties or the Majority Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

          (c) Upon acceleration of the Obligations, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent and the Lender Parties shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

          (d) Upon acceleration of the Obligations, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Restricted Subsidiaries, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Restricted Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Secured Parties, in connection therewith; provided that CoBank may exercise its rights against any equity of CoBank held by the Borrower without complying with this sentence. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

          (e) The rights and remedies of the Administrative Agent and the Lender Parties hereunder shall be cumulative and not exclusive.

     Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent, the Lender Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to reimburse the reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations; second, to make distributions in accordance with Section 2.10(c); and third, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

     Section 8.4 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Majority Lenders, irrespective of whether it is taking any of the actions described in Section 8.2 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE 9.
                                   The Agents

     Section 9.1 Appointment and Authorization. Each Lender (in its capacities as a Lender and the Issuing Bank (if applicable)) hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 9.2 Interest Holders. The Administrative Agent may treat each Lender Party, or the Person designated in the last notice filed with the Administrative Agent, whether under Section 11.1, Section 11.5, or otherwise hereunder, as the holder of all of the interests of such Lender Party in its Loans and Commitments until written notice of transfer, signed by such Lender Party (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.3 Consultation with Counsel. The Administrative Agent may consult with Shearman & Sterling LLP, special counsel to the Administrative Agent, or with other legal counsel selected by it with due care (which may include counsel to the Borrower) and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

     Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5 Wachovia and Affiliates. With respect to its Commitments, the Loans made by it and the Notes issued to it, if any, Wachovia shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Wachovia in its individual capacity. Wachovia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Wachovia was not an Agent and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

     Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. The Administrative Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender Party in writing that such Lender Party considers that a Default has occurred and is continuing, and such Lender Party shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each Lender Party with copies of such documents received from the Borrower in connection with this Agreement as such Lender Party may reasonably request.

     Section 9.7 Collateral and Guaranty Matters. (a) The Administrative Agent, as collateral agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Secured Parties, in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents. In connection with its role as secured party with respect to the Collateral hereunder, the Administrative Agent shall act as collateral agent, for itself and for the ratable benefit of the Secured Parties, and such role as administrative agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other Collateral documentation.

          (b) The Lender Parties irrevocably authorize the Administrative Agent, at its option and in its discretion:

          (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) subject to Section 11.12, if approved, authorized or ratified in writing by the Majority Lenders (or, if required under Section 11.12(b)(iii) hereof, all Lender Parties); and

          (ii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Majority Lenders (or where required under Section 11.12, all Lender Parties) will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.7.

     Section 9.8 Action by the Administrative Agent. (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lender Parties, except for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

          (b) In any event, the Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or of all the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 9.9 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender Party shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), the Administrative Agent or such Lender Party shall promptly notify the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders or of all the Lenders, where expressly required by this Agreement, shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Administrative Agent or any Lender Party, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the Lender Parties.

     Section 9.10 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

          (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender Party or Lender Parties of any of its or their obligations under this Agreement;

          (b) To any Lender Party or Lender Parties, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or any Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

          (c) To any Lender Party or Lender Parties, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any Notes, any other Loan Document, or any other document contemplated by this Agreement.

          (d) To any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto.

          (e) Under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 9.11 Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.2, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.11 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

          (b) Each Revolving Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Revolving Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Revolving Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.2, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of this Section 9.11, the Lender Parties' respective ratable shares of any amount shall be determined, with respect to any time deemed appropriate by such Agent, according to the sum of (i) the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and
(iii) the aggregate unused portions of their respective Revolving Commitments at such time; provided that the aggregate principal amount of Swing Line Loans, Letter of Credit Loans owing to the Issuing Bank shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 9.11 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     Section 9.12 Credit Decision. Each Lender Party represents and warrants to each other Lender Party, to each Agent, and to the Administrative Agent that:

          (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and its Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent, any Agent, or any other Lender Party, or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lender Parties); and

          (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     Section 9.13 Successor Administrative Agent.

          (a) Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent which shall be any Lender Party or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The resignation of the Administrative Agent may not take effect until a successor Administrative Agent is appointed.

          (b) General. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.13 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Majority Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder as Administrative Agent shall have become effective, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     Section 9.14 Delegation of Duties. The Administrative Agent may execute any of its respective duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     Section 9.15 Additional Agents. None of the Lender Parties or other entities identified on the facing page of, signature pages of or elsewhere in this Agreement as a "syndication agent," "documentation agent," "joint bookrunning managers," "joint lead arranger" or "joint lead arrangers" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lender Parties as such. Without limiting the foregoing, none of the Lender Parties so identified shall have or be deemed to have any fiduciary relationship with any other Lender Party. Each Lender Party acknowledges that it has not relied, and will not rely, on any of the Lender Parties or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

     Section 9.16 Administrative Agent May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letters of Credit Agreement and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Lender Parties and the Administrative Agent under Sections 2.3, 2.5 and 11.2 allowed in such judicial proceeding; and

          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lender Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5 and 11.2.

          (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding.

                                  ARTICLE 10.
                            Change in Circumstances
                         Affecting Fixed Rate Advances

     Section 10.1 Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended.

     Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or comparable agency shall assert that it is unlawful, for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, (a) the obligation of the Lenders to make Eurodollar Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (b) the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under
Section 2.11 hereof, on either (i) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or
(ii) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount held by such Lender shall equal the outstanding principal amount immediately prior to such repayment.

     Section 10.3 Increased Costs.

          (a) If after the date hereof, the adoption or effectiveness of any Applicable Law, or any change or effectiveness in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration or effectiveness thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender Party with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender Party to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender Party of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender Party); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender Party or shall impose on any Lender Party or the London interbank borrowing market or the New York certificate of deposit market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender Party of making or maintaining any such Eurodollar Advances, or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Loans, or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement with respect thereto, then, within five (5) days after demand by such Lender Party, the Borrower agrees to pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased costs. Each Lender Party will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender Party to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          (b) Any Lender Party claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods. If any Lender Party demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender Party, prepay in full the then outstanding affected Eurodollar Advances of such Lender Party, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.11 hereof. Concurrently with prepaying such Eurodollar Advances, the Borrower may borrow a Base Rate Advance from such Lender Party, and such Lender Party shall, if so requested, make such Advance in an amount such that the outstanding principal amount held by such Lender Party shall equal the outstanding principal amount immediately prior to such prepayment.

     Section 10.4 Effect On Other Advances. (a) If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made as Eurodollar Advances shall, at the option of the Borrower, be made instead as Base Rate Advances.

          (b) If, with respect to any Eurodollar Advance, Lenders owed at least 51% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders which have made such Advance, whereupon (i) such Eurodollar Advance will automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance and (ii) the obligation of the Lenders which have made such Advance to make further Eurodollar Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                                  ARTICLE 11.
                                 Miscellaneous

     Section 11.1 Notices.

          (a) All notices and other communications provided for hereunder shall be in writing (including fax or e-mail communication) and mailed, telecopied or delivered. All such notices and other communications shall, when mailed, faxed or E-mailed, be effective when deposited in the mails, transmitted by fax or E-mail, except that notices and communications to any Agent pursuant to Article 2,

3 or 9 shall not be effective until received by such Agent. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)      If to the Borrower, to it at:

                           Western Wireless Corporation
                           3650 131st Ave., S.E., #400
                           Bellevue, Washington 98006
                           Attn:  John Stanton
                           Chairman and Chief Executive Officer
                           Facsimile No.: (425) 586-8666
                           E-mail: john.stanton@wwireless.com

                  with a copy to:

                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway, 46th Floor
                           New York, New York  10019
                           Attn:  Gregg S. Lerner, Esq.
                           Facsimile No.: (212) 833-1110
                           E-mail:  glerner@fklaw.com

                  and to:

                           Jeffery Christianson, Esq.
                           Senior Vice President and General Counsel
                           3650 131st Ave., S.E., #400
                           Bellevue, Washington 98006
                           Facsimile No.: (425) 586-8666
                           E-mail: jeff.christianson@wwireless.com

                  If to the Administrative Agent, to it at:

                           Wachovia Bank, N.A.
                           301 South College Street
                           Charlotte, North Carolina 28288-0737
                           Attn:  Roger Sherman
                           Administrative Agent Account Number: 5000000051902 Facsimile No.: 704-383-0288
                           E-mail:  roger.sherman@wachovia.com

                  (ii) If to the Lender Parties, to them at the addresses set forth beside their names on Schedules 4-A, 4-B and 4-C.

Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

          (c) Delivery by fax of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Electronic mail and Internet and intranet websites may be used by the Administrative Agent and/or the Agents to distribute communications, such as financial statements and other information as provided in Article 6, and to distribute Loan Documents for execution by the parties thereto, and the Administrative Agent and the Agents shall not be responsible for any losses, costs, expenses and liabilities that may arise by reason of the use thereof, except for their own gross negligence or willful misconduct. The Administrative Agent and the Parties shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. No Agent and no Lender Party shall be liable or responsible for any loss, cost, expense or liability resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with this Agreement, other than, with respect to any Agent or Lender Party, the losses, costs, expenses and liabilities that result from the gross negligence or willful misconduct of such Agent or Lender Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     Section 11.2 Costs and Expenses. (a) The Borrower will promptly pay, or reimburse:

          (i) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents, and the transactions related hereto, contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the fees and disbursements of Shearman & Sterling LLP, special counsel for the Administrative Agent and its Affiliates;

          (ii) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, the restructuring and "work out" of such transactions, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent, whether or not such waiver, amendment or consent shall become effective, by the Administrative Agent and the Lender Parties relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of special counsel for the Administrative Agent, but excluding any assignment fee pursuant to Section 11.5(b) hereof; and

          (iii) all out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Loans or the other Obligations, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, which in each case shall include reasonable fees and out-of-pocket expenses of special counsel for the Administrative Agent.

          (b) The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Commitments, the actual or proposed use of the proceeds of any Advance or Letter of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent.

     Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lender Parties under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or the Lender Parties, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lender Parties expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lender Parties decide to fund an Advance or issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lender Parties shall not be deemed to constitute an undertaking by the Lender Parties to fund any further Advances, to issue any further Letter of Credit or to preclude the Lender Parties and the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lender Parties or the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

     Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Lender Parties are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender Party or the Administrative Agent to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries against and on account of the Obligations irrespective of whether
(a) any Lender Party or the Administrative Agent shall have made any demand hereunder or (b) the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such Obligations or any of them, shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of the Majority Lenders, each Lender Party holding deposits of the Borrower or any of its Restricted Subsidiaries shall exercise its set-off rights as so directed.

     Section 11.5 Binding Effect and Assignment.

          (a) This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party, and the Borrower shall have been notified by the Administrative Agent, that each such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          (b) Each Lender may enter freely into participation agreements with respect to or otherwise grant participations in its Loans to one or more banks or other lenders or financial institutions; provided, however, that (i) such Lender's obligations hereunder shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to the matters referred to in items (i), (ii), (iii), (iv), (v), and (vii) of subsection (b) of
Section 11.12 hereof, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. In addition, each Lender may (x) sell, assign or create a security interest in all or any portion of its rights hereunder and under the other Loan Documents to any Federal Reserve Bank without limitation; and (y) sell or assign up to one hundred percent (100%) of its rights hereunder and under the other Loan Documents to any other Person on an assignment basis; provided further that (A) (I) such assignment is to an Affiliate of the assignor, an Approved Fund, or another Lender, or any Conduit Lender, or (II) the Borrower (unless there exists at the time of such assignment an Event of Default hereunder) and the Administrative Agent have given their prior written consent to the proposed assignee of a Lender hereunder, which consents shall not be unreasonably delayed, conditioned or withheld, provided that such consents may be reasonably withheld if the proposed assignee is subject to withholding tax of the sort referred to in Section 2.14 hereof, (B) in the case of assignments of the Revolving Commitment and the Revolving Loans, the assignee assumes a pro rata share of the assignor Lender's obligations thereunder determined by the percentage of the Revolving Commitment assigned for the period from the date of the assignment through the Initial Maturity Date, but any such assignor Lender need not assign its Term A Loans or Term B Loans on a pro rata basis with its Revolving Commitment and the Revolving Loans, and (C) each such assignment shall be in a principal amount of not less than the lesser of (I) the entire amount of such Lender's interest hereunder or (II) $1,000,000 unless an assignment is from one Lender to another or to an Approved Fund, or an Affiliate of a Lender, in which case there shall be no minimum assignment amount. Each Lender who sells or assigns a portion of its Loans pursuant hereto shall pay to the Administrative Agent an assignment fee of $3,500 with respect to each assignment (for purposes of such fee, simultaneous assignments by or to Approved Funds with respect to a single Lender Party shall be deemed as a single assignment), such fee to be paid to the Administrative Agent not later than the effective date of the assignment of the Loan relating thereto. All assignments by any of the Lenders of any interests hereunder shall be made pursuant to an Assignment and Acceptance. Each Lender may provide any proposed participant or assignee with confidential information provided to such Lender regarding the Borrower and its Subsidiaries on a confidential basis, and such participant or assignee shall agree to maintain such confidentiality in accordance with the provisions of Section 11.19 hereof. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits of Sections 2.11, 2.13,
2.14 and Article 10 hereof and all other provisions hereof and of the other Loan Documents as a `Lender' hereunder.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection at the offices of the Administrative Agent by the Borrower or any Lender, at any reasonable time during normal business hours and from time to time upon reasonable prior notice. Each Lender agrees to provide the Administrative Agent and the Borrower with written notice of the assignment of all or part of its rights hereunder. Upon the Administrative Agent's receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee Lender, the assignee's completed administrative questionnaire (unless the assignee is already a Lender), the fee referred to in Section 11.5(b) above, and any written consent to such assignment required by such subsection, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effected for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (d) Notwithstanding anything to the contrary contained in this Section 11.5, any Lender that is a fund that invests in bank loans may (without the consent of the Borrower or the Administrative Agent) pledge all or a portion of its rights in connection with this Agreement to the trustee or any holder of obligations or agents therefor owed, or securities issued, by such fund as security for such obligations or securities; provided that such trustee shall not be entitled to exercise any of the rights of a Lender Party under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. No pledge described in the immediately preceding sentence shall release any such Lender from its obligations hereunder.

          (e) The Issuing Bank may assign to an assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be made in accordance with clause (A) of the second proviso in Section 11.5(b) and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500. The Issuing Bank shall promptly notify the Borrower of such Assignment.

          (f) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or any Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any Notes.

          (g) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.12 hereof.

          (h) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (a "Conduit Lender") the option to provide all or any part of any advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any Conduit Lender to fund any advance, and (ii) if a Conduit Lender elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such advance pursuant to the terms hereof. The making of an advance by a Conduit Lender hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no Conduit Lender shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no Conduit Lender shall be entitled to the benefits of Sections 2.13, 2.14 and 10.3 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any Conduit Lender, it will not institute against, or join any other person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any Conduit Lender may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such Conduit Lender. This subsection (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose advances are being funded by the Conduit Lender at the time of such amendment.

     Section 11.6 Accounting Principles. Except as set forth in the following sentence, references in this Agreement to GAAP shall be to such principles as defined in Section 1.4, and all accounting terms used herein without definition shall be used as defined under GAAP. All references to Operating Cash Flow, Total Debt, Fixed Charges, Debt Service, and other such terms shall be deemed to refer to such items of the Borrower and its Restricted Subsidiaries excluding Unrestricted Subsidiaries on a consolidated basis, consistently applied, unless otherwise indicated herein.

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 Governing Law and Jurisdiction. (a) This Agreement, THE Notes and eACH OTHER Loan Document shall be construed in accordance with, and governed by, the laws of the State of New York.

          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

          (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10 Interest.

          (a) In no event shall the amount of interest due or payable hereunder or under any Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

          (b) Notwithstanding the use by the Lenders of the Base Rate, the Federal Funds Rate, and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     Section 11.12 Amendment and Waiver. Neither this Agreement nor any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Administrative Agent for itself and on behalf of the Secured Parties, signed by the Administrative Agent and approved by) the Majority Lenders and, in the case of an amendment, by the Borrower, except that (a) any amendment to this Agreement or the other Loan Documents solely to effectuate the Incremental Facility as contemplated by (and subject to the provisions set forth in) Section 2.1(f) shall only require the consent of the Borrower, the Administrative Agent (to the extent required to assure that the amendments contemplated by Section 2.1(f) are property effected) and the Lenders, if any, providing the Incremental Facility; (b) any amendment or waiver or consent relating to (i) any delay or extension in the terms of repayment or change in the order of application of repayment or application in the reduction of any Commitment of the Loans provided in Section 2.4, Section 2.7 or Section 2.8 hereof, or any change adverse to the Lenders in the events (and any definitions related thereto) required for a mandatory prepayment, as set forth in Section 2.8, shall be made only with the written consent by each Lender Party affected thereby, (ii) any forgiveness of or reduction in principal, interest or fees due hereunder or postponement of the payment thereof, shall be made only with the written consent by each Lender Party affected thereby, (iii) the release of all or substantially all of the Collateral for the Loans, shall be made only with the written consent by each Lender Party, (iv) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, shall be made only with the written consent by each Lender Party affected thereby, (v) any release of any material Guarantor under any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder, shall be made only with the written consent by each Lender Party, and (vi) any amendment of this Section 11.12, or of the definition of Majority Lenders, or of any portion of Section 2.6, 2.8, 2.10,
2.12 or 8.3, as it relates to the pro rata sharing or the relative priority of payment among the Obligations, or any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lender Parties, shall be made only with the written consent by each Lender Party; (c) any amendment relating to any increase in any Commitment of any Lender shall be made only by an instrument in writing signed by such Lender, the Administrative Agent and the Borrower, (d) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, affect the rights or duties of such Lender under this Agreement in respect of its Swing Line Loans or the Swing Line Commitment, (e) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Agreement, (f) the Fee Letters may be amended or otherwise modified by the parties thereto without the consent of, or notice to, any other Person and (g) no amendment or modification that would require the Revolving Lenders to make an Advance or other extension of credit at a time they otherwise would not be required to do so shall be effective without the prior written consent of the Majority Revolving Lenders. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lender Parties.

     Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent or its Affiliates and each Lender Party or its respective Affiliates to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (a) shall be deemed to have been relied upon by the Administrative Agent and each of the Lender Parties notwithstanding any investigation heretofore or hereafter made by them, and (b) shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.11, 2.13, 2.14, 5.11, 9.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

     Section 11.17 Senior Debt. The Indebtedness of the Borrower evidenced by this Agreement is secured by the Security Documents and is intended by the parties hereto to be in parity with the Secured Hedge Agreements in effect from time to time between the Borrower and any Hedge Bank (with respect to Obligations under Secured Hedge Agreements) and senior in right of payment to all Subordinated Debt of the Borrower and all obligations under this Agreement constitute "Credit Facility", "New Senior Credit Facility", "Senior Indebtedness" or similar terms under the terms of all Subordinated Debt, entitled to the benefits of senior indebtedness thereunder.

     Section 11.18 Obligations Several. The obligations of the Administrative Agent and each of the Lender Parties hereunder are several, not joint.

     Section 11.19 Confidentiality. The Lender Parties shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound financial service industry practices; provided, however, that the Lender Parties may make disclosure of any such information (a) to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement; (b) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.19); (c) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender Party's investment portfolio in connection with ratings issued with respect to such Lender Party;
(d) as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Loans or participation therein; (e) as required or requested by any governmental authority or representative thereof; (f) in connection with the exercise of any right or remedy under this Agreement, the Secured Hedge Agreements, any other Loan Document or related document; (g) as required by any law, rule, regulation or judicial process; or (h) with respect to any litigation to which any Loan Party, any Agent, any Lender Party, or any of their Affiliates is a party. In no event shall any Lender Party be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender Party with respect to information that (i) is or becomes generally available to the public (other than through a breach of this Section 11.19 by such Lender Party), (ii) is already in the possession of such Lender Party on a nonconfidential basis, or (iii) comes into the possession of such Lender Party in a manner not known to such Lender Party to involve a breach of a duty of confidentiality owing to the Borrower.

     Section 11.20 No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.21 Patriot Act Notice. Each Lender Party and the Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender Parties in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

                                  ARTICLE 12.
                              Waiver of Jury Trial

     Section 12.1 Waiver of Jury Trial. EACH OF THE BORROWER, THE GUARANTORS, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first appearing above.

                                    WESTERN WIRELESS CORPORATION,
                                    a Washington corporation

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________
                                      Taxpayer Identification of Borrower:

                                      Address of Principal Place of Business of
                                      Borrower:

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      as Administrative Agent, Swing Line
                                      Lender, Initial Issuing Bank and Lender

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      JPMORGAN CHASE BANK,
                                      as Syndication Agent and Lender

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      DEUTSCHE BANK SECURITIES INC.
                                      as Co-Documentation Agent

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                      as Lender

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      SOCIETE GENERALE
                                      as Co-Documentation Agent and Lender

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                   Schedule 1
 Subsidiaries (including designation of Subsidiaries as Restricted Subsidiaries and Unrestricted Subsidiaries) and Investments of the Borrower

                                   Schedule 2
                                Licenses and IOAs

                                   Schedule 3
                    Liens of Record as of the Agreement Date

                                  Schedule 4-A
        Revolving Commitments of the Revolving Lenders, and such Lenders'
                              Addresses for Notice

                                  Schedule 4-B
    Allocation of Term A Loans among certain of the Lenders and such Lenders'
                              Addresses for Notice

                                  Schedule 4-C
    Allocation of Term B Loans among certain of the Lenders and such Lenders'
                              Addresses for Notice

                                   Schedule 5
         Material Shareholders of the Borrower as of the Agreement Date

                                   Schedule 6
       Compliance with Other Loan Documents and Contemplated Transactions

                                   Schedule 7
           Issues Pertaining to Necessary Authorizations and Licenses

                                   Schedule 8
                                   Litigation

                                   Schedule 9
                             Liabilities and Losses

                                   Schedule 10
                        Agreements with Affiliates, etc.

                                   Schedule 11
                                   Real Estate

                                   Schedule 12
     Guaranties of Obligations of Unrestricted Subsidiaries in effect on the
                                 Agreement Date